                               SCHEDULE 14A
                              (RULE 14a-101)


                  INFORMATION REQUIRED IN PROXY STATEMENT


                         SCHEDULE 14A INFORMATION
        PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
              EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

          Filed by the Registrant    [X]
          Filed by a Party other than the Registrant    [ ]

          Check the appropriate box:

          [X]  Preliminary Proxy Statement
          [ ]  Definitive Proxy Statement
          [ ]  Definitive Additional Materials
          [ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule
               14a-12
          [ ] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                        ENERGY SEARCH, INCORPORATED
---------------------------------------------------------------------------
             (Name of Registrant as Specified in Its Charter)

---------------------------------------------------------------------------
 (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X]  No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
---------------------------------------------------------------------------
     (2)  Aggregate number of securities to which transaction applies:
---------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
---------------------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:
---------------------------------------------------------------------------
     (5)  Total fee paid:
---------------------------------------------------------------------------
     [ ]  Fee paid previously with preliminary materials.
---------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
---------------------------------------------------------------------------
     (1)  Amount previously paid:
---------------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement no.:
---------------------------------------------------------------------------
     (3)  Filing party:
---------------------------------------------------------------------------
     (4)  Date filed:
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
                     [ENERGY SEARCH INCORPORATED LOGO]

                      280 FORT SANDERS WEST BOULEVARD
                                 SUITE 200
                        KNOXVILLE, TENNESSEE 37922

                         NOTICE OF ANNUAL MEETING

TO OUR SHAREHOLDERS:

     The annual meeting of shareholders of Energy Search, Incorporated will be held at the GettysVue Golf Club, 9317 Links Vue Drive, Knoxville, Tennessee, on Wednesday, June 17, 1998, at 10:00 a.m., local time, for the following purposes:

(i)    Election of five directors for terms expiring in 1999, 2000 and 2001.
(ii)   Adoption of a proposal to increase the Company's authorized common stock.
(iii)  Adoption of a class of preferred stock in the Company's charter.
(iv) Adoption of certain provisions in the Company's charter concerning the Company's Board of Directors.
(v)    Adoption of indemnification provision in the Company's charter.
(vi) Adoption of factors in the Company's charter to consider in business combinations.
(vii)  Adoption of the Stock Option and Restricted Stock Plan of 1998.
(viii) Adoption of a form of Indemnification Agreement for the Company's officers and directors.
(ix) Transaction of such other business as may properly come before the meeting.

     Shareholders of record at the close of business on April 24, 1998, are entitled to notice of and to vote at the meeting or any adjournment of the meeting. A list of shareholders entitled to receive notice of and vote at the annual meeting of shareholders will be available for examination by Company shareholders at the office of Robert L. Remine, Secretary and Treasurer of the Company, located at 280 Fort Sanders West Boulevard, Suite 200, Knoxville, Tennessee, during ordinary business hours beginning on May 4, 1998.

     A copy of the Annual Report to Shareholders for the year ended December 31, 1997, is enclosed with this Notice. The following Proxy Statement and enclosed proxy are being furnished to shareholders on and after April 30, 1998.

                                   By Order of the Board of Directors


                                   Robert L. Remine, SECRETARY AND TREASURER
April 30, 1998

      YOUR VOTE IS IMPORTANT. EVEN IF YOU PLAN TO ATTEND THE MEETING,
         PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY.

                        ENERGY SEARCH, INCORPORATED
                      280 FORT SANDERS WEST BOULEVARD
                                 SUITE 200
                        KNOXVILLE, TENNESSEE 37922

                      ANNUAL MEETING OF SHAREHOLDERS

                               JUNE 17, 1998

                              PROXY STATEMENT

     This Proxy Statement and the enclosed proxy are being furnished to holders of common stock, no par value, of Energy Search, Incorporated (the "Company") on and after April 30, 1998, in connection with the solicitation by the Energy Search Board of Directors of proxies for use at the annual meeting of shareholders to be held on June 17, 1998, and any adjournment of that meeting. The annual meeting will be held at the GettysVue Golf Club, 9317 Links Vue Drive, Knoxville, Tennessee, at 10:00 a.m., local time.

     The purpose of the annual meeting is to consider and vote upon: (i) election of five directors for terms expiring in 1999, 2000 and 2001; (ii) adoption of a proposal to increase the Company's authorized common stock;
(iii) adoption of a class of preferred stock in the Company's charter; (iv) adoption of certain provisions in the Company's charter concerning the Company's Board of Directors; (v) adoption of indemnification provision in the Company's charter; (vi) adoption of factors in the Company's charter to consider in business combinations; (vii) adoption of the Stock Option and Restricted Stock Plan of 1998; and (viii) adoption of a form of Indemnification Agreement for the Company's officers and directors. If a proxy in the enclosed form is properly signed and returned to the Company, the shares represented by the proxy will be voted at the annual meeting and any adjournment of that meeting. If a shareholder specifies a choice, the proxy will be voted as specified. If no choice is specified, the shares represented by the proxy will be voted for election of all nominees named in this Proxy Statement, for election of five directors for terms expiring in 1999, 2000 and 2001, for adoption of a proposal to increase the Company's authorized common stock, for adoption of a class of preferred stock in the Company's charter, for adoption of certain provisions in the Company's charter concerning the Company's Board of Directors, for adoption of indemnification provision in the Company's charter, for adoption of factors in the Company's charter to consider in business combinations, for adoption of the Stock Option and Restricted Stock Plan of 1998, for adoption of a form of Indemnification Agreement for the Company's officers and directors and in accordance with the judgment of the persons named as proxies with respect to any other matter that may come before the meeting or any adjournment. For purposes of determining the presence or absence of a quorum for the transaction of business at the meeting, all shares for which a proxy or vote is received, including abstentions and shares represented by a broker vote on any matter, will be counted as present and represented at the meeting.

     A proxy may be revoked at any time before it is exercised by written notice delivered to the Secretary of the Company or by attending and voting at the annual meeting.



                           ELECTION OF DIRECTORS
                            (PROPOSAL NUMBER 1)

     The Board of Directors has nominated the following five nominees for election as directors for terms expiring either at the 1999, 2000 or 2001 annual meeting:

     CLASS I DIRECTORS - TERMS EXPIRING IN 1999

          Richard S. Cooper
          Douglas A. Yoakley

     CLASS II DIRECTORS - TERMS EXPIRING IN 2000

          Robert L. Remine
          Kim A. Walbe

     CLASS III DIRECTOR - TERM EXPIRING IN 2001

          Charles P. Torrey, Jr.

     A plurality of the shares present in person or represented by proxy and entitled to vote on the election of directors is required to elect directors. For purposes of counting votes on the election of directors, abstentions, broker non-votes and other shares not voted will not be counted as shares voted, and the number of shares of which a plurality is required will be reduced by the number of shares not voted.

     All of the nominees are presently directors of the Company whose terms will expire at the annual meeting. The proposed nominees are willing to be elected and to serve. In the event that a nominee is unable to serve or is otherwise unavailable for election, which is not contemplated, the incumbent Board of Directors may or may not select a substitute nominee.
If a substitute nominee is selected, all proxies will be voted for the substitute nominee designated by the Board of Directors. If a substitute nominee is not selected, all proxies will be voted for the remaining nominees. Proxies will not be voted for a greater number of persons than the number of nominees named above.

          YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR
                 ELECTION OF ALL NOMINEES AS DIRECTORS
                                      -2-

                         AMENDMENT AND RESTATEMENT
                         OF THE COMPANY'S CHARTER

     The Board of Directors unanimously has approved, and recommends that the Company's shareholders adopt, the following amendments (each an "Amendment", and, collectively, the "Amendments") to the Company's Third Amended and Restated Charter (the "Charter"): (i) increase the authorized number of shares of the Company's common stock, no par value ("Common Stock"), from 10,000,000 shares to 25,000,000 shares; (ii) authorize a new class of preferred stock ("Preferred Stock"); (iii) adopt certain provisions concerning the Board of Directors, including provisions (a) regarding the number of directors, (b) dividing directors into three classes, (c) concerning shareholder nominations of candidates for directors, (d) concerning vacancies and newly created directorships, (e) prohibiting the removal of directors without "cause" and without the approval of 75% of the shares entitled to vote on the election of directors, and (f) limiting the personal liability of directors to the Company and its shareholders; (iv) amend the provision concerning indemnification of officers and directors; and (v) add a provision concerning factors that the Board of Directors may consider in business combinations involving the Company.

     The following discussion summarizes the material changes to the Company's Charter that would be effected by adoption of the proposed Amendments. This summary is qualified in its entirety by reference to the text of the Company's proposed Fourth Amended and Restated Charter, a complete copy of which is included as Appendix A to this Proxy Statement.


                    INCREASE IN AUTHORIZED COMMON STOCK
                            (PROPOSAL NUMBER 2)

     The Board of Directors recommends that the shareholders adopt Proposal Number 2, which would amend Article 5 of the Company's Charter to increase the Company's authorized capital stock from 10,000,000 shares of Common Stock to 25,000,000 shares of Common Stock. The purpose of the Amendment is to provide additional shares of Common Stock for possible future issuance.

     As of April 24, 1998, there were 3,773,241 authorized shares of Common Stock issued and outstanding. If all outstanding stock options and warrants for the Company's Common Stock were exercised, plus all unvested rights to options and restricted stock under certain employment agreements, there would be approximately 5,603,887 shares of Common Stock issued and outstanding as of April 24, 1998.

     The Board of Directors believes that it is advisable to have additional authorized shares of Common Stock available for possible future stock splits and dividends, public or private offerings of Common Stock or securities convertible into Common Stock, employee benefit plans, equity-based acquisitions and other corporate purposes that might be proposed.
Authorized shares of Common Stock, or funds raised in a public or private offering of shares, also may be used for acquisition opportunities. The Company does not have any present plans to issue additional shares of Common Stock.

     All of the additional shares resulting from the increase in the Company's authorized Common Stock would be of the same class, with the same dividend, voting and liquidation rights, as the shares of Common Stock presently outstanding. Shareholders have no preemptive rights to acquire shares issued by the Company under its Charter and shareholders would not acquire preemptive rights with respect to additional shares under the proposed Amendment to the Company's Charter. Under some circumstances, the issuance of additional shares of Common Stock could dilute the voting rights, equity and earnings per share of existing shareholders.

     If the proposed Amendment is adopted, the newly authorized shares would be unreserved and available for issuance by the Company without further shareholder authorization. Thus, such additional shares would enable the Company, as the need may arise, to take timely advantage of market conditions and the availability of favorable opportunities without the delay and expense associated with holding a special meeting of shareholders.

     The proposed increase in authorized but unissued Common Stock could be considered an anti-takeover measure because the additional authorized but unissued shares of Common Stock could be used by the Board of Directors to make a change in control of the Company more difficult. The Board's purpose in recommending this proposal is not as an anti-takeover measure, but for the reasons discussed above.

     The first subparagraph of Paragraph 5, as amended, would read in its entirety as follows:

          GENERAL. The Corporation shall be authorized to issue 25,000,000 Common Shares. The Common Shares will have no par value. The Common Shares will be equal in all respects. There will be no preemptive rights, conversion rights, redemption privileges or sinking funds with respect to the Common Shares. Dividends on Common Shares may be paid if, as and when declared by the Board of Directors out of funds legally available for distributions and subject to the prior rights of holders of the Preferred Shares, if any.

The proposed Charter also would eliminate the provisions contained in Article 5 with respect to the previously authorized Class A Preferred Stock and Class B Preferred Stock. All of the issued and outstanding shares of Class A and Class B Preferred Stock were converted into shares of Common Stock upon consummation of the Company's initial public offering in January 1997.
                                      -4-

Accordingly, there are no outstanding shares of Class A or Class B Preferred Stock presently outstanding and the Company does not intend to issue additional shares in the future. The deletion of the provision for the Class A and Class B Preferred Stock is meant to conform the Charter to the Company's current practices.

     The affirmative vote of the holders of a majority of the shares entitled to vote at the Annual Meeting of Shareholders is required to adopt this proposed Amendment to the Company's Charter. For the purpose of counting votes on this proposal, abstentions, broker non-votes and other shares not voted have the same effect as a vote against the proposal.

           YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR
                 ADOPTION OF THE INCREASE IN THE COMPANY'S
                          AUTHORIZED COMMON STOCK

                AUTHORIZATION OF A CLASS OF PREFERRED STOCK
                            (PROPOSAL NUMBER 3)

     The Board of Directors recommends that the shareholders adopt Proposal Number 3, which would add to the Company's Charter a provision authorizing the Board of Directors to issue up to 5,000,000 shares of preferred stock, without additional shareholder authorization, with such relative rights and preferences as may be established by resolution of the Board of Directors. (See paragraph (c) of Article 5 of the proposed Charter included as Appendix A.) The terms of the shares of Preferred Stock to be authorized, including dividend or interest rates, conversion prices, voting rights, redemption prices, maturity dates and similar matters would be determined by the Board of Directors.

     If Proposal Number 3 is adopted, the Company would be authorized to issue, without further shareholder authorization, up to 5,000,000 shares of Preferred Stock from time to time in one or more series. The Board of Directors would be empowered to determine the designations and relative voting, distribution, dividend, liquidation and other rights, preferences and limitations of Preferred Stock, including, among other things: (i) the designation of each class or series and number of shares in the class or series; (ii) the dividend rights, if any, of the class or series; (iii) the redemption provisions, if any, of the shares; (iv) the preference, if any, to which any class or series would be entitled in the event of the liquidation or distribution of the Company's assets; (v) the provisions of a purchase, retirement or sinking fund, if any, provided for the redemption of Preferred Stock; (vi) the rights, if any, to convert or exchange the shares into or for other securities; (vii) the voting rights, if any (in addition to any prescribed by law), of the holders of shares of the class or series; (viii) the conditions or restrictions, if any, on specified actions of the Company affecting the rights of the shares; and (ix) any other preferences, privileges, powers, rights, qualifications, limitations or restrictions of or on the class or series.

     Shares of Preferred Stock, if and when issued, could have priority over the Company's presently outstanding Common Stock as to dividends and distribution of the Company's assets upon any liquidation, dissolution or winding up of the Company.

     It is impracticable to describe the transaction in which shares of Preferred Stock would be issued because the Board of Directors has no present plan or proposal to issue Preferred Stock.

     The Board of Directors believes that the availability of Preferred
Stock would provide the Company with flexibility of action for possible future financing transactions, acquisitions, employee benefit plans and other corporate purposes. Such purposes might include meeting requirements for working capital or capital expenditures through issuance of additional shares. Authorization of Preferred Stock would permit the Board of Directors to choose the exact terms of the class or series at the time of issuance to respond promptly to investor preferences, developments in types of preferred stock, market conditions and the nature of a specific transaction.

     It may be advantageous in some cases to pay investors dividends on equity rather than interest on debt. Preferred Stock would allow the Company to offer equity that is potentially less dilutive of the relative equity value of the holders of its Common Stock than would be the case if additional shares of Common Stock were issued. Preferred Stock typically does not enjoy dividend or capital appreciation growth corresponding to growth in a corporation's earnings. In addition, Preferred Stock can be subject to redemption, which could permit the Company to limit the dilutive effect on the holders of Common Stock.

     If Proposal Number 3 is adopted, no further authorization for the issuance of Preferred Stock by shareholder vote would be required before the issuance of shares of Preferred Stock by the Board of Directors. The Board of Directors presently does not have any plan or proposal to issue Preferred Stock. Opportunities may arise, however, that require prompt action, such as properties or businesses becoming available for acquisition or favorable market conditions existing for the sale of a particular type of Preferred Stock. The delay and expense of seeking shareholder authorization at the time of issuance could deprive the Company and its shareholders of the ability to effectively benefit from such an opportunity.

     Although the Board of Directors has no present plan or proposal to do so, Preferred Stock could be used to discourage or impede an attempt to obtain control of the Company by merger, tender offer, proxy contest or other means, and could be used to inhibit the removal of incumbent management. At this time, management of the Company is not aware of any attempts to obtain control of the Company.

     In connection with the proposed Amendment, a technical correction to the Company's proposed Charter will be necessary. The correction is summarized below.
                                      -6-

     PROVISIONS CONCERNING COMMON STOCK.  The last sentence of paragraph
(a)(i) of Article 5 will be amended to provide:

     Dividends on Common Shares may be paid if, as and when declared by the Board of Directors out of funds legally available for distributions and subject to the prior rights of holders of the Preferred Shares, if any.

    This sentence currently provides:

     Dividends on Common Shares may be paid if, as and when declared by the Board of Directors out of funds legally available for distributions and subject to the prior rights of holders of the Class A Preferred Shares, if any.

     The Amendment is necessary to take into account the existence of the proposed Preferred Stock.

     The affirmative vote of the holders of a majority of the shares entitled to vote at the Annual Meeting of Shareholders is required to adopt this proposed Amendment to the Company's Charter. For the purpose of counting votes on this proposal, abstentions, broker non-votes and other shares not voted have the same effect as a vote against the proposal.

           YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR
                  ADOPTION OF A CLASS OF PREFERRED STOCK


                 PROVISIONS CONCERNING BOARD OF DIRECTORS
                            (PROPOSAL NUMBER 4)

     The Board of Directors recommends that the shareholders adopt Proposal Number 4, which would add or amend several provisions concerning the Board of Directors, all as described below.

     NUMBER OF DIRECTORS. If Proposal Number 4 is adopted by the shareholders, the following provision would be added as paragraph (a) of
Article 8 of the Company's proposed Charter:

          (a) NUMBER OF DIRECTORS. The number of the Directors of the Corporation shall be fixed from time to time by resolution adopted by the affirmative vote of at least two-thirds (2/3) of the entire Board of Directors but shall not be less than three.

     The Tennessee Business Corporation Act (the "TBCA") provides that the articles or bylaws of a Tennessee corporation may provide that the board of directors has the power to fix or change the number of directors. Without such a provision, only the shareholders may fix or change the number of directors, unless the charter or bylaws of the corporation provide a range for the number of directors (e.g., the board of directors may consist of eight to 15 persons). In that situation, either the board or the shareholders can fix the number within the range; however, only the shareholders may change the range. At present, the Company's Charter does not include such a provision. The Company's Bylaws provide that either the shareholders or the Board of Directors may from time to time increase or decrease the number of directors within the limits provided by law.

     The Board of Directors believes that it is important that an insurgent shareholder not be able, by simple majority vote, to increase the size of the Board of Directors and "pack" the Board with its designees. To eliminate this risk, many corporations have reserved to their boards of directors the power to change the size of the board, often requiring the supermajority approval of directors. Likewise, many corporations have reserved to their boards of directors the power to fill vacancies (whether such vacancies arise as a result of an increase in the size of the board or as a result of the resignation, death, removal or incapacity of a director). For these reasons, the Board of Directors has approved, and has recommended that the shareholders of the Company adopt, new paragraph (a) of Article 8 of the proposed Charter.

     CLASSIFICATION OF DIRECTORS. The Company's Charter presently provides that the Company's Board of Directors is divided into three classes. Specifically, Article 8 of the Company's Charter currently provides:

     Upon successful completion of an initial public offering of the Corporation's Common Stock the directors of the Corporation shall have staggered terms in accordance with Section 48-18-106 of the Tennessee Business Corporation Act. Commencing at the first annual meeting of Shareholders after consummation of the initial public offering of the Corporation's common stock, the Board of Directors of the Company shall be divided into three classes, each class to consist as nearly as possible of one-third of the Directors. The term of office of one class of Directors shall expire each year with the initial term of office of the Class I Directors expiring at the 1998 annual meeting of Shareholders; the initial term of office of the Class II Directors expiring at the 1999 annual meeting of the Shareholders; and the initial terms of office of the Class III Directors expiring at the 2000 annual meeting of shareholders. Commencing with the 1998 annual meeting of Shareholders, the Directors of the class elected at each annual meeting of Shareholders shall hold office for a term of three years.

     The Board of Directors recommends for shareholder adoption that
Article 8 of the Company's Charter be amended to read as follows:

     The Board of Directors shall be divided into three classes as nearly equal in number as possible, with the term of office of one class expiring each year. At each annual meeting of the shareholders, the successors of the class of Directors whose term
                                      -8-
     expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election.

     To help ensure continuity and stability of corporate management, a substantial number of corporations have adopted a "classified" or "staggered" board of directors. Typically, a classified board is divided into three classes, each with a substantially equal number of directors.

Each class of directors serves a term of three years, with the term of one class expiring each year. The TBCA expressly provides that a Tennessee corporation may have a board of directors divided into two or three classes, if the corporation's charter so provides.

     Classified board provisions affect every election of directors and are not triggered by the occurrence of a particular event. A classified board can be an effective means of limiting an insurgent shareholder's ability to affect a rapid change in management. With a classified board, at least two annual meetings of shareholders generally are required to effect a change in a majority of the board of directors. Such a delay may help ensure that the board of directors, if confronted by a shareholder seeking "greenmail," a proxy contest or another extraordinary transaction, will have sufficient time to review the proposal and explore alternatives. The Board of Directors believes that the longer time required to elect a majority of a classified board will help to assure the continuity and stability of the Company's management and policies in the future, because a majority of the directors at any given time will have prior experience as directors of the Company. The Company has not experienced any significant problems to date with the continuity and stability of the Company's management and policies.

     The proposed Amendment does not constitute a significant change from the Company's current Charter. Instead, it is intended as a clarification of the Company's current practices.

     SHAREHOLDER NOMINATIONS OF DIRECTORS. Proposal Number 4, if adopted by the shareholders, would add to the Company's Charter new paragraph (c) of Article 8. This provision would require all shareholder nominations of directors to be delivered to the Company in writing at least 120 days before the notice of an annual meeting of shareholders or, in the case of a special meeting of shareholders at which a director or directors would be elected, at least seven days after the notice of the special meeting. A nomination that is not received before these deadlines would not be placed on the ballot.

     The Board believes that advance notice of nominations by shareholders would afford a meaningful opportunity to consider the qualifications of the proposed nominees and, to the extent deemed necessary or desirable by the Board of Directors, would provide an opportunity to inform shareholders about such qualifications. Although this nomination procedure would not give the Board of Directors any power to approve or disapprove shareholder nominations for the election of directors, the nomination procedure could
                                      -9-
have the effect of precluding a nomination for the election of directors at a particular meeting if the proper procedures were not followed.

     VACANCIES AND NEWLY CREATED DIRECTORSHIPS. Proposal Number 4, if adopted by the shareholders, also would add to the Company's Charter new paragraph (d) of Article 8. This provision generally provides that, subject to the rights of the holders of any series of preferred stock then outstanding, any vacancy occurring in the Board of Directors caused by resignation, removal, death, disqualification or other incapacity, and any newly created directorships resulting from an increase in the number of directors, shall be filled by a majority vote of directors then in office.

     Furthermore, each director chosen to fill a vacancy or a newly created directorship would hold office until the next election of directors by the shareholders. However, when the number of directors is changed, any newly created or eliminated directorships shall be so apportioned by the Board of Directors among the classes as to make all classes as nearly equal in number as possible. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

     As with other Amendments contained in this Proposal Number 4, this Amendment is intended to limit the ability of an insurgent shareholder to effect a rapid change in the identities of the members of the Board of Directors, thus helping to give the Company continuity and stability in management.

     REMOVAL OF DIRECTORS. Under the TBCA, directors can be removed with or without cause, unless the corporation's charter provides that directors may be removed only for cause. At present, the Company's Charter does not limit the circumstances in which the shareholders of the Company may remove directors. Accordingly, it presently is possible for shareholders to remove all directors at the same time upon an affirmative vote, which would in effect nullify the Company's provision for a classified board.

     To secure the intended benefits of a classified board, the Board of Directors believes that it is necessary to restrain the ability of an insurgent shareholder to remove directors. Accordingly, Proposal Number 4 includes an Amendment to the Charter that would prohibit the removal of a director without "cause," which is defined to mean: (i) the director whose removal is proposed has been convicted of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal;
(ii) the director has been adjudicated by a court of competent jurisdiction to be liable for negligence or misconduct in the performance of the director's duty to the Company in a matter of substantial importance to the Company and that adjudication is no longer subject to a direct appeal; (iii) the director has become mentally incompetent, whether or not so adjudicated, which mental incompetency directly affects such person's ability as a director of the Company; or (iv) the director's actions or failure to act are deemed by the Board of Directors to be in derogation of the director's duties. (See paragraph (e) of Article 5 of the proposed Charter included as Appendix A.)
                                      -10-

     Proposed paragraph (e) of Article 8 also would include a provision that the determination of whether "cause" is present shall be determined by the affirmative vote of 75% of the outstanding shares entitled to vote in the election of directors; provided, however, that if a class or series of preferred stock is entitled to elect one or more directors, the determination of whether cause for the removal of such directors is present shall be determined by the affirmative vote of 75% of the outstanding shares of such class or series of preferred stock. Furthermore, any action to remove a director pursuant to (i) or (ii) above shall be taken within one year of such conviction or adjudication.

     LIMITATION OF PERSONAL LIABILITY.   The TBCA provides that a Tennessee
corporation such as the Company may include in its charter a provision eliminating, with certain exceptions, the personal liability of a director to the corporation or its shareholders for monetary damages for breach of the director's fiduciary duties as a director. However, monetary liability may not be eliminated for (i) breaches of the director's duty of loyalty to the corporation or its shareholders, (ii) acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law or
(iii) liability under Section 48-18-304 of the TBCA (which deals with liability for unlawful dividends and other distributions). If Proposal Number 4 is adopted by the Company's shareholders, a similar provision will be added to the Company's Charter. (See Article 10 of the proposed Charter included as Appendix A.)

     The Board of Directors believes that this provision would help the Company attract and retain qualified directors. Limiting the personal liability of the Company's directors would help to minimize the pressures on the Company's business leaders when the leaders are confronted with a takeover bid. The fear of personal liability in such an instance could cause the directors to not oppose a hostile bid for the Company when in fact the directors' business judgment tells the directors that the bid should not be approved. Accordingly, the Board of Directors believes that limiting the personal liability of the Company's directors is in the best interests of the Company and its shareholders.

     The proposed Amendments contained in this Proposal Number 4 apply to directors of the Company and, thus, directors of the Company may be deemed to have an interest in adoption of Proposal Number 4.

     The affirmative vote of the holders of a majority of the shares entitled to vote at the Annual Meeting of Shareholders is required to adopt this proposed Amendment to the Company's Charter. For the purpose of counting votes on this proposal, abstentions, broker non-votes and other shares not voted have the same effect as a vote against the proposal.

           YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR
         ADOPTION OF THE PROVISIONS CONCERNING BOARD OF DIRECTORS

                   INDEMNIFICATION PROVISION IN CHARTER
                            (PROPOSAL NUMBER 5)

     The Board of Directors recommends that the shareholders adopt Proposal Number 5, which would revise the indemnification provision contained in the Company's Charter. (See Article 9 of the proposed Charter included as Appendix A.) The current provision in the Company's Charter provides simply that nothing contained in the Charter shall be deemed to limit the authority of the Company to indemnify or advance expenses to officers or directors (and their estates, heirs and personal representatives) to the fullest extent required or addressed by the laws of the state of Tennessee.

     Proposal Number 5, if adopted by the shareholders, would add a provision to the Company's Charter requiring the Company to indemnify directors and executive officers of the Company to the full extent permitted by law in connection with any actual or threatened action, suit or proceeding, whether derivative or nonderivative. This provision also would permit the Board of Directors to authorize the Company to indemnify individuals who are not directors or executive officers of the Company.

     The indemnification provision in Proposal Number 5 applies to directors and officers of the Company and, thus, directors and officers of the Company may be deemed to have an interest in adoption of Proposal Number 5. If the shareholders adopt the proposed Charter, shareholders may be estopped from claiming that indemnification provided in accordance with the Charter and the TBCA is incorrectly provided, although shareholders would not be barred from challenging any particular indemnification as being provided in violation of the Charter or the TBCA.

     The Company intends to acquire directors' and officers' liability insurance which may offset a portion of the costs involved in any indemnification claim. To the extent obligations under indemnification provisions exceed any proceeds of insurance (or if such coverage is discontinued or not applicable), any such indemnification payments made by the Company may have an adverse effect upon the Company's assets and equity.

     The Board of Directors believes that this provision serves the best interests of the Company and its shareholders by strengthening the Company's ability to attract and retain over time qualified directors and officers. In recent years, there has been an increase in the number and amount of claims brought against directors and officers of companies. Although no director or officer of the Company has threatened to resign, and, to the best of the Company's knowledge, no qualified person has refused to serve on the Company's Board of Directors because of the threat of personal liability, the Board believes that the proposed Amendment would enhance the ability of the Company to attract and retain highly qualified directors and officers in the future. In addition, threat of personal liability may have an adverse effect on the decision-making process of
                                      -12-
directors and officers of the Company. The proposed indemnification provision also may encourage such persons to make entrepreneurial decisions that they believe to be in the best interests of the Company with less threat of personal liability for monetary damages for breach of fiduciary duty.

     The affirmative vote of the holders of a majority of the shares entitled to vote at the Annual Meeting of Shareholders is required to adopt this proposed Amendment to the Company's Charter. For the purpose of counting votes on this proposal, abstentions, broker non-votes and other shares not voted have the same effect as a vote against the proposal.

           YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR
             ADOPTION OF INDEMNIFICATION PROVISION IN CHARTER


                FACTORS CONSIDERED IN BUSINESS COMBINATIONS
                            (PROPOSAL NUMBER 6)

      The Board of Directors recommends that the shareholders adopt Proposal Number 6, which would add to the Company's Charter a provision that the Board of Directors would not initiate, approve, adopt or recommend any offer of any person or entity (other than the Company) to make a tender or exchange offer for any equity security of the Company, or to engage in any "Business Combination" (as defined below) unless and until the Board has evaluated the offer and determined that it would be in compliance with all applicable laws and that the offer is in the best interests of the Company and its shareholders. (See Article 11 of the proposed Charter included as Appendix A.)

     In making its determination as to whether the transaction would be in the best interests of the Company and its shareholders, the Board would be required to consider all factors it deemed relevant, including but not limited to: (i) the adequacy and fairness of the consideration to be received by the Company and/or its shareholders, considering current and historical trading prices of the Company's stock, the price that could be achieved in a negotiated sale of the Company as a whole, past offers to other corporations and the future prospects of the Company; (ii) the possible social and economic impact of the proposed transaction on the Company, its employees, customers and suppliers; (iii) the possible social and economic impact of the proposed transaction on the communities in which the Company and its subsidiaries operate or are located; (iv) the business and financial conditions and earnings prospects of the offering party; (v) the competence, experience and integrity of the offering party and its management; and (vi) the intentions of the offering party regarding the use of Company assets to finance the transaction.

     A "Business Combination" generally is defined as any merger or consolidation of the Company with or into another person or entity; the sale, exchange, lease, mortgage, pledge, transfer or other disposition of
                                      -13-
all or substantially all of the Company's assets; the adoption of any plan or proposal for the liquidation or dissolution of the Company; and certain other events.

     The TBCA provides that no corporation that has a class of securities traded on a national securities exchange or The Nasdaq Stock Market (such as the Company) or any of its officers or directors may be held liable for failing to approve a business combination with an "interested shareholder," or the transaction in which the shareholder became an interested shareholder, or seeking to enforce the provisions of the business combination provisions of the TBCA or opposing any business combination because of a good faith belief that the business combination adversely would affect the corporation's employees, customers, suppliers, the communities in which the corporation or its subsidiaries operate or are located or any other relevant factor, if the corporation's charter allows the directors to consider such factors in connection with a business combination. Proposal Number 6 is intended to comply with this provision.

     The Board of Directors believes that the proposed Amendment is in the best interests of the Company and its shareholders because it would permit the Board to consider various factors in addition to price which may be important to the Company and its shareholders in evaluating various transactions to which the Company would be a party. The Amendment could be considered an anti-takeover measure because the Board could consider factors other than price in evaluating an offer to merge, consolidate or purchase the Company and determine that such other factors justify rejecting the offer.
The Board of Directors believes that the Company historically has had and will continue to have a strong community presence and focus and that consideration of the various factors listed in the Amendment would be appropriate.

     The affirmative vote of the holders of a majority of the shares entitled to vote at the Annual Meeting of Shareholders is required to adopt this proposed Amendment to the Company's Charter. For the purpose of counting votes on this proposal, abstentions, broker non-votes and other shares not voted have the same effect as a vote against the proposal.

            YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR
              ADOPTION OF THE PROVISION REGARDING FACTORS TO
                     CONSIDER IN BUSINESS COMBINATIONS

        ADOPTION OF STOCK OPTION AND RESTRICTED STOCK PLAN OF 1998
                            (PROPOSAL NUMBER 7)

     The Board of Directors recommends that the shareholders adopt Proposal Number 7 concerning the following stock option and restricted stock plan.

INTRODUCTION AND PURPOSE OF THE PLAN

     The Board of Directors firmly believes that the Company's long-term interests are best advanced by aligning the interests of its key leaders
                                      -14-
and employees with the interests of its shareholders. Therefore, to attract and retain directors, officers and other key employees of exceptional abilities, and in recognition of the significant and extraordinary contributions to the long-term performance and growth of the Company made by these individuals, on April 13, 1998, the Board of Directors adopted, subject to shareholder adoption, the Company's Stock Option and Restricted Stock Plan of 1998 (the "Plan"). The Plan is intended to supplement and continue forward the Company's other stock incentive plans, including the Stock Option Plan (effective January 1,
1997) and the Outside Directors' Stock Option Plan (effective January 1,
1997) (collectively, the "Current Plans"). The Board of Directors believes that the adoption and implementation of the Plan is in the best interests of the Company and its shareholders and is advisable to make additional shares available for stock option grants and restricted stock awards.

     A maximum of 300,000 shares of Common Stock (subject to certain antidilution adjustments) would be available for stock options under the Plan. Shares to be issued under the Plan are expected to be authorized but unissued shares. Because the specific participants and the market value of Common Stock on the grant date presently cannot be determined, the benefits or amounts that would be received by participants under the Plan in the future are not determinable. Similarly, the benefits or amounts that would have been received by participants had the Plan been in effect during the last completed fiscal year are not determinable.

     The Plan would not be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and would not be subject to the Employee Retirement Income Security Act of 1974. The Company intends to register shares covered by the Plan under the Securities Act of 1933, as amended.

     The following is a summary of the principal features of the Plan. The summary is qualified in its entirety by reference to the terms of the Plan, the complete text of which is attached as Appendix B to this Proxy Statement.

PARTICIPANTS IN THE PLAN

     Under the Plan (with certain limitations discussed below), corporate directors (currently five individuals), executive officers, including those listed in the summary compensation table presented in this Proxy Statement (currently five individuals), and other full time employees (currently approximately 16 individuals) of the Company would be eligible to receive stock options. Other individuals eligible to participate in the Plan may join the Company in the future. Directors, officers and key employees of the Company may be deemed to have an interest in the Plan because they may receive stock options under the Plan.

ADMINISTRATION OF THE PLAN

     The Plan would be administered by the Executive Management and Compensation Committee of the Board of Directors (the "Compensation Committee") or such other committee as the Board of Directors may designate. The Compensation Committee is intended to consist of two or more directors who are "non-employee directors," as that term is defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended. In addition, at least two of the directors on the Compensation Committee are intended to be "outside directors," as that term is defined in the regulations issued pursuant to Section 162(m) of the Code.

     The Compensation Committee would make determinations, subject to the terms of the Plan, as to the persons to receive stock options, the amount of stock options to be granted to each person, the terms of each grant and all other determinations necessary or advisable for administration of the Plan. The Compensation Committee may amend the terms of stock options granted under the Plan from time to time in a manner consistent with the Plan; provided, that no amendment may be effective relating to a particular stock option without the consent of the relevant participant, except to the extent the amendment operates solely to the benefit of the participant.
The Compensation Committee would have full authority and discretion to interpret the Plan.

     The Board of Directors may terminate the Plan at any time and may from time to time amend the Plan as it deems proper and in the best interests of the Company, provided that no such amendment may impair any outstanding stock option without the consent of the participant, except according to the terms of the stock option. Subject to shareholder adoption, the Plan takes effect as of April 13, 1998, and, unless earlier terminated by the Board of Directors, the Plan would terminate on April 12, 2008. No award may be made under the Plan after that date.

     The Compensation Committee may provide that upon the occurrence of a "change in control" of the Company (as defined in the Plan), any or all stock options would become fully vested immediately, nonforfeitable or otherwise no longer subject to any restriction.

STOCK OPTION AWARDS

     INTRODUCTION. A stock option is the right to purchase a specified number of shares of common stock for a stated price at specified times. Certain stock options that may be granted to officers and employees under the Plan may qualify as incentive stock options as defined in Section 422(b) of the Code ("Incentive Stock Options"). Other stock options would not qualify as Incentive Stock Options within the meaning of Section 422(b) of the Code ("Nonqualified Options"). The Company has granted Nonqualified Options to its officers and key employees as the primary form of long-term, equity-based incentive awards.

     STOCK OPTION GRANTS. The Compensation Committee would grant stock options at any time before termination of the Plan according to its terms. The Compensation Committee may grant options for any amount of consideration, or no consideration, as may be determined by the Compensation Committee. In general, the Compensation Committee expects that the Company would receive no consideration upon the award of options other than the services of the recipient. The Compensation Committee would set forth the terms of individual grants of stock options in stock option agreements. These stock option agreements would contain such terms, conditions and restrictions consistent with the provisions of the Plan, as the Compensation Committee determines to be appropriate. The restrictions may include vesting requirements to encourage long-term contribution to the Company.

     In addition to the discretionary grants to executive officers and other key employees, the Plan would provide for automatic grants of stock options to non-employee directors. Except in limited circumstances, a stock option to purchase 2,500 shares of stock would be granted automatically on the date of the Company's 1998 Annual Meeting of Shareholders and a stock option for an additional 2,500 shares of stock would be granted automatically on the date of each successive annual meeting to each director of the Company who is, at the close of each such annual meeting, a non-employee director. In addition, each non-employee director would, at the time of his or her initial election or appointment, be granted a stock option to purchase 2,500 shares of stock. These stock options would be granted at an option price equal to the fair market value of the stock at the date of grant. Stock options granted to non-employee directors would be treated as Nonqualified Options.

     A stock option granted to a participant who, at the time of such grant, owns, together with stock attributed to the participant under
Section 424(d) of the Code, more than 10% of the total combined voting power of all classes of stock of the Company would not be designated as an Incentive Stock Option unless the stock option agreement provides (i) an exercise price equal to at least 110% of the market value of the stock, and
(ii) that the stock option may not be exercised after five years from the date of grant.

     The Company would not grant any participant in the Plan, with respect to any calendar year, awards representing more than 50% of the total number of shares of Common Stock available for awards under the Plan.

     A participant may not transfer a stock option except by will or the laws of descent and distribution, unless the Compensation Committee otherwise consents or the terms of the option agreement otherwise provide.

     EXERCISE PRICE AND PAYMENT. The per share price at which the participant may exercise his or her option and purchase the underlying shares would be determined by the Compensation Committee and, in the case of an Incentive Stock Option, would be a price at least equal to or greater than the "Market Value" of the Company's stock on the date of grant.
"Market Value" is defined in the Plan to be the average of the highest and lowest sales prices of the Company's Common Stock on the Nasdaq SmallCap Market (or any successor exchange that is the primary stock exchange for trading of common stock) on the date of grant, or if the Nasdaq SmallCap Market (or any such successor) is closed on that date, the last preceding date on which the Nasdaq SmallCap Market (or any such successor) was open for trading and on which shares were traded. On April 24, 1998, the Market Value of the Company's Common Stock was $__ per share. The Compensation Committee presently does not anticipate granting any stock options at a price less than Market Value.

     When exercising all or a portion of a stock option, a participant may pay the exercise price with cash or, with the consent of the Compensation Committee, shares of the Company's Common Stock. If shares of stock are used to pay the exercise price and the Compensation Committee consents, a participant could use the value of shares received upon exercise for further exercises in a single transaction. The Compensation Committee also may authorize payment of all or a portion of the option price in the form of a promissory note or installments on such terms as the Compensation Committee may approve. The Board of Directors may restrict or suspend the power of the Compensation Committee to permit such loans and require that such loans be adequately secured.

     TERM OF STOCK OPTIONS. The time period in which a participant is permitted to exercise his or her stock option would be determined by the Compensation Committee. However, the term of an Incentive Stock Option would not exceed 10 years from the date of the grant and the term of a Nonqualified Option would not exceed 15 years from the date of the grant.

     In general, a stock option would no longer be exercisable at the end of its stated term. However, if the participant ceases to be employed by or a director of the Company for any reason other than death, disability, termination for cause or other reason set forth in the stock option agreement, then the stock option would expire after 90 days. The Compensation Committee may permit a participant to exercise a stock option for an extended period beyond the 90 days if (i) the participant retires after age 62 or upon any other age determined by the Compensation Committee ("Normal Retirement"), (ii) the participant voluntarily terminates employment with the written consent of the Compensation Committee after he or she has attained 55 years of age and completed 10 years of service ("Early Retirement"), or (iii) the participant voluntarily terminates employment and the Compensation Committee determines the termination to be in the best interests of the Company ("Consensual Severance"). However, no extension may extend beyond the earlier of either three years from the date of termination or the date on which the option would expire by its terms.

     A participant's ability to exercise a stock option would differ upon the death, disability or termination for cause of the participant. If the
                                      -18-
participant dies, the stock option would expire in one year. If the participant becomes disabled (as defined in the Plan), the stock option would expire in one year from the date of disability. Finally, if the participant is terminated for cause, the stock option would terminate and the holder would forfeit all rights to exercise any outstanding options.

     For federal income tax purposes, a participant would not recognize income and the Company would not receive a deduction at the time an Incentive Stock Option is granted. A participant exercising an Incentive Stock Option would not recognize income at the time of the exercise. The difference between the market value and the exercise price, however, would be a tax preference item for purposes of calculating alternative minimum tax. Upon sale of the stock, as long as the participant held the stock for at least one year after the exercise of the stock option and at least two years after the grant of the stock option, the participant's basis would equal the exercise price and the participant would pay tax on the difference between the sale proceeds and the exercise price as capital gain. The Company would receive no deduction for federal income tax purposes. If, before the expiration of either of the above holding periods, the participant sold shares acquired under an Incentive Stock Option, the tax deferral would be lost and the participant generally would recognize compensation income equal to the difference between the exercise price and the fair market value at the time of exercise. The Company would then receive a corresponding deduction for federal income tax purposes. Additional gains, if any, recognized by the participant would result in the recognition of short- or long-term capital gain.

     Federal income tax laws provide different rules for Nonqualified Options. Under current federal income tax laws, a participant would not recognize any income and the Company would not receive a deduction at the time a Nonqualified Option is granted. If a Nonqualified Option is exercised, the participant would recognize compensation income in the year of exercise equal to the difference between the exercise price and the fair market value on the date of exercise. The Company would receive a corresponding deduction for federal income tax purposes. The participant's tax basis in the shares acquired would be increased by the amount of compensation income recognized. Sale of the stock after exercise would result in recognition of short- or long-term capital gain or loss.

TAX BENEFIT RIGHTS

     In addition to the authority to grant stock options under the Plan, the Compensation Committee also could grant tax benefit rights, which would be subject to such terms and conditions as the Committee determined appropriate. The Company currently has no intention to grant such rights. A tax benefit right is a cash payment received by a participant upon exercise of a stock option. The amount of the payment would not exceed the amount determined by multiplying the ordinary income realized by the participant (and deductible by the Company) upon exercise of a Nonqualified

Option, or upon a disqualifying disposition of an Incentive Stock Option, by the maximum federal income tax rate (including any surtax or similar charge or assessment) for corporations plus the applicable state and local tax imposed on the exercise of the stock option or disqualifying disposition. Unless the Compensation Committee provides otherwise, the net amount of a tax benefit right, subject to withholding, could be used to pay a portion of the exercise price. Tax benefit rights could be issued under the Plan with respect to stock options granted not only under the Plan but also with respect to existing or future stock options awarded under any other plan of the Company that has been approved by the shareholders as of the date of the Plan.

RESTRICTED STOCK AWARDS

     Finally, the Plan would allow the Compensation Committee to award restricted stock, subject to such terms and conditions that the Compensation Committee from time to time determined. As with stock option grants, the Compensation Committee would set forth the terms of individual awards of restricted stock in restricted stock agreements. Restricted stock granted by the Compensation Committee would vest in accordance with restricted stock agreements. Unless the Compensation Committee provides otherwise in a restricted stock agreement, if a participant's employment is terminated during the restricted period set by the Compensation Committee for any reason other than death, disability, retirement (as defined in the Plan) or termination for cause, the participant's restricted stock would be entirely forfeited. If the participant's employment terminates during the restricted period by reason of death, disability or retirement, the restrictions on the participant's shares would terminate automatically and the restricted stock would vest as of the date of termination. If the participant's employment is terminated for cause, the participant's restricted stock automatically would be forfeited unless the Compensation Committee and the Board determine otherwise.

     Without Compensation Committee authorization, a recipient of restricted stock would not be allowed to sell, exchange, transfer, pledge, assign or otherwise dispose of the stock other than to the Company or by will or the laws of descent and distribution. In addition, the Compensation Committee could impose other restrictions on shares of restricted stock. Holders of restricted stock would enjoy all other rights of a shareholder with respect to restricted stock, including the right to vote restricted shares at shareholders' meetings and the right to receive all dividends paid with respect to shares of common stock. Any securities received by a holder of restricted stock pursuant to a stock dividend, stock split, recapitalization, merger, consolidation, combination or exchange of shares would be subject to the same terms, conditions and restrictions that are applicable to the restricted stock for which the shares are received.

     Generally, a participant would not recognize income upon the award of restricted stock. However, a participant would be required to recognize
                                      -20-
compensation income on the value of restricted stock at the time the restricted stock vests (when the restrictions lapse). At the time the participant recognizes compensation income, the Company would be entitled to a corresponding deduction for federal income tax purposes. If restricted stock is forfeited by a participant, the participant would not recognize income and the Company would not receive a deduction. Before the lapse of restrictions, dividends paid on restricted stock would be reported as compensation income to the participant and the Company would receive a corresponding deduction.

     A participant could, within 30 days after the date of an award of restricted stock, elect to report compensation income for the tax year in which the award of restricted stock occurs. If the participant makes such an election, the amount of compensation income would be the value of the restricted stock at the time of the award. Any later appreciation in the value of the restricted stock would be treated as capital gain and realized only upon the sale of the restricted stock. Dividends received after such an election would be taxable as dividends and not treated as additional compensation income. If, however, restricted stock is forfeited after the participant makes such an election, the participant would not be allowed any deduction for the amount earlier taken into income. Upon the sale of restricted stock, a participant would realize capital gain (or loss) in the amount of the difference between the sale price and the value of the stock previously reported by the participant as compensation income.

     Section 162(m) of the Code, which was adopted in 1993 and implemented in phases through 1997, limits to $1 million the annual income tax deduction that may be claimed by a publicly held corporation for compensation paid to its chief executive officer and to the four most highly compensated officers other than the chief executive officer. Qualified "performance-based" compensation is exempt from the $1 million limit and may be deducted even if other compensation exceeds $1 million.
The Plan is intended to provide performance-based compensation under
Section 162(m) to permit compensation associated with stock options and restricted stock awarded under the Plan to be tax deductible while allowing, as nearly as practicable, the continuation of the Company's preexisting practices with respect to the award and taxation of stock options and restricted stock.

     Whenever stock options are issued or exercised under the Plan or upon a disqualifying disposition of an Incentive Stock Option, the Company may, if appropriate, withhold from any cash otherwise payable to the participant or require the participant to remit to the Company an amount sufficient to satisfy all applicable federal, state and local withholding taxes. Withholding may be satisfied by withholding Common Stock to be received upon exercise of a stock option or by delivery to the Company of shares of previously owned Common Stock.

     The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on this proposal is required to adopt the Plan. For purposes of counting votes on this proposal, abstentions, broker non-votes and other shares not voted will have the same effect as votes against approval of the Plan.

               YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
      ADOPTION OF THE STOCK OPTION AND RESTRICTED STOCK PLAN OF 1998


              APPROVAL OF A FORM OF INDEMNIFICATION AGREEMENT
                 FOR THE COMPANY'S OFFICERS AND DIRECTORS
                            (PROPOSAL NUMBER 8)

     The Board of Directors recommends that the shareholders adopt Proposal Number 8 concerning an indemnification agreement for the Company's officers and directors. As an additional measure to strengthen the protection afforded to the Company's officers and directors, the Board of Directors believes that it is in the best interests of the Company to enter into an indemnification agreement (the "Indemnification Agreement") with each of its officers and directors (the "Executives"). The Company proposes to enter into Indemnification Agreements in substantially the form attached to this Proxy Statement as Appendix C to provide for the maximum indemnification allowed under the laws of Tennessee and the Company's Charter.

     Shareholder adoption of the Indemnification Agreement is not required under the TBCA. Nevertheless, because the members of the Board of Directors of the Company will be parties to the Indemnification Agreement, and are therefore beneficiaries of the rights contained therein, it is appropriate to submit the Indemnification Agreement to the shareholders for adoption. If the form of Indemnification Agreement is adopted by the Company's shareholders, it is anticipated that Indemnification Agreements will be entered into with the Company's Executives promptly after the Annual Meeting of Shareholders and that similar Indemnification Agreements will be entered into with future Executives as are designated from time to time by the Board of Directors.

     The Board of Directors believes that the Indemnification Agreement serves the best interests of the Company and its shareholders by strengthening the Company's ability to attract and retain over time the services of knowledgeable and experienced persons to serve as Executives who, through their efforts and expertise, can make a significant contribution to the success of the Company.

     The Indemnification Agreements are intended to supplement the laws of Tennessee, as well as other indemnification provisions contained in the Company's Charter and bylaws.

     Set forth below is a summary of certain key provisions of the Indemnification Agreement. The summary is qualified in its entirety by reference to the full text of the Indemnification Agreement set forth in Appendix C to this Proxy Statement.
                                      -22-

     First, the Indemnification Agreement provides that expenses incurred by an Executive and subject to indemnification must be paid directly by the Company or reimbursed to the Executive within five days after the receipt of a written request of the Executive setting forth in reasonable detail the amount requested and accompanied by copies of relevant invoices or other documentation. An Executive's request for indemnification must be accompanied by a signed certificate that the Executive in good faith believes that he or she is entitled to indemnification in accordance with the requirements of the Indemnification Agreement. If the Executive certifies that the Executive in good faith believes that he or she is entitled to indemnification under the Indemnification Agreement, the Executive will be deemed to have met the necessary standard of conduct unless and until it is determined by a final judgment or other final adjudication that the Executive is not entitled to indemnification.

     Second, the Indemnification Agreement provides for partial indemnification of costs and expenses in the event that an Executive is not entitled to full indemnification under the terms of the Indemnification Agreement. Under the Indemnification Agreement, an Executive automatically is entitled to indemnification for expenses incurred in successfully defending against any claim, whether on the merits or otherwise.

     Although the Indemnification Agreement is intended to indemnify an Executive to the fullest extent allowed by law, the Indemnification Agreement does not cover the following: (i) expenses or costs associated with remuneration paid to the Executive in violation of law; (ii) any judgment in which it is determined that the Executive's conduct was knowingly fraudulent, deliberately dishonest or willful misconduct; (iii) any judgment in which it is found that the Executive acted in bad faith, or in conduct that the Executive did not reasonably believe to be in (in the case of the Executive's conduct in an official capacity) or not opposed to (in the case of the Executive's conduct in other than an official capacity) the best interests of the Company or its shareholders, or that produced an unlawful personal benefit; (iv) with respect to a criminal proceeding if the Executive had no reasonable cause to believe that the Executive's conduct was unlawful; (v) if a final decision by a court having jurisdiction in the matter determines that such indemnification is not lawful; or (vi) any Proceeding (as defined in the Indemnification Agreement) initiated by the Executive against the Company or any director, officer, employee, agent or fiduciary of the Company (in such capacity) unless the Company has joined in or consented to the initiation of the Proceeding or such Proceeding relates to the enforcement by the Executive of the Executive's rights under the Indemnification Agreement.

     An Executive's rights under the Indemnification Agreement are not exclusive of any other rights that the Executive may have under the laws of Tennessee, the Company's Charter or bylaws, any other agreement or any vote of shareholders or the Board of Directors. The Indemnification Agreement does prevent, however, double payment and specifically provides that if the

Company pays an Executive pursuant to the Indemnification Agreement, the Company will be subrogated to the Executive's rights to recover from third parties.

     The Indemnification Agreement is designed to provide the maximum protection allowed by law. Although the enforceability of the provisions of the Indemnification Agreement has not been tested in court and remains subject to public policy considerations, the Board of Directors believes that such provisions are permitted under the laws of Tennessee.

     The Indemnification Agreement is intended to supplement the protection from liability presently provided to Executives, in light of: (i) the increasing hazard of litigation, and its related expense, directed against officers and directors of publicly held companies; (ii) the decrease in dollar amounts of insurance and the broadening of exclusions and increase in deductibles under the officers' and directors' liability insurance policies of many companies; and (iii) the potential inability to continue to attract and retain qualified officers and directors in light of such developments.

     In the event that the Company is required under the Indemnification Agreement to reimburse an Executive for a large damage award entered against such individual, adoption of the Indemnification Agreement could adversely affect the shareholders' holdings in the Company by reducing the Company's equity. In addition, to the extent that the Company is required to indemnify an Executive under the Indemnification Agreement for liability in situations not covered by the Company's liability insurance, the Company's obligation to pay such amounts of liability could adversely affect the equity of the Company and therefore could be detrimental to its shareholders.

     The Company's Board of Directors believes that it is essential that the Company provide the maximum possible protection to its Executives to be able to continue to attract and retain qualified individuals to serve as its business leaders. In light of these considerations, the Board of Directors has determined that the Indemnification Agreement is reasonable, fair and prudent to the Executives and the shareholders of the Company and is necessary to promote and ensure the best interests of the Company and its shareholders.

     At present, there is no pending litigation or proceeding involving an Executive of the Company where indemnification would be required or permitted under the Indemnification Agreement, nor is the Board of Directors of the Company aware of any threatened litigation or proceeding which could result in a claim for indemnification. The Board of Directors did not approve the Indemnification Agreement in response to any specific resignation, threat of resignation or refusal to serve by any current or potential Executive. If the Indemnification Agreement is adopted, shareholders of the Company may be precluded in the future from challenging the validity of the Indemnification Agreements.
                                      -24-

     The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on this proposal is required to adopt the Indemnification Agreement. For purposes of counting votes on this proposal, abstentions, broker non-votes and other shares not voted will have the same effect as votes against adoption of the Indemnification Agreement.

             YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
         ADOPTION OF A FORM OF INDEMNIFICATION AGREEMENT FOR THE
                   COMPANY'S OFFICERS AND DIRECTORS


                             VOTING SECURITIES

     Holders of record of Common Stock, at the close of business on April 24, 1998, will be entitled to notice of and to vote at the annual meeting and any adjournment of the meeting. As of April 24, 1998, there were 3,773,241 shares of Common Stock outstanding, each having one vote on each matter presented for shareholder action. Shares cannot be voted unless the shareholder is present at the meeting or represented by proxy.


                         OWNERSHIP OF COMMON STOCK

     The following table sets forth information as to each individual known to the Company to have been the beneficial owner of more than 5% of the Company's outstanding shares of Common Stock as of April 24, 1998:

                                                                      AMOUNT AND NATURE OF
                                                                      BENEFICIAL OWNERSHIP
                                                                      OF COMMON STOCK<F1><F2>
                                                              -----------------------------------
                                                                 SOLE VOTING           TOTAL
   NAME AND ADDRESS                                            AND DISPOSITIVE       BENEFICIAL         PERCENT
  OF BENEFICIAL OWNER                                               POWER           OWNERSHIP<F2>       OF CLASS
  -------------------                                         ----------------      -------------       --------
Charles P. Torrey, Jr.                                          391,888             391,888               10.4%
280 Fort Sanders West Boulevard, Suite 200
Knoxville, Tennessee 37922

Richard S. Cooper                                               376,188             376,188               10.0%
280 Fort Sanders West Boulevard, Suite 200
Knoxville, Tennessee 37922

Robert L. Remine                                                382,590             382,590               10.1%
280 Fort Sanders West Boulevard, Suite 200
Knoxville, Tennessee 37922

                                      -25-

____________________________

<F1>  Based on information provided by each listed individual.

<F2>  Includes warrants to purchase shares which currently are exercisable.




                    SECURITIES OWNERSHIP OF MANAGEMENT

     The following table sets forth the number of shares of Common Stock beneficially owned as of April 24, 1998 by each of the Company's directors and nominees for director, each of the named executive officers and all of the Company's directors and executive officers as a group:

                                                   AMOUNT AND NATURE OF BENEFICIAL
                                                   OWNERSHIP OF COMMON STOCK<F1>
                                                   ------------------------------
                                                     SOLE VOTING             TOTAL
        NAME OF                                    AND DISPOSITIVE         BENEFICIAL    PERCENT
  BENEFICIAL OWNER                                    POWER<F2>           OWNERSHIP<F2>  OF CLASS
  ----------------                                 ---------------        ----------    --------
Charles P. Torrey, Jr.                               391,888              391,888        10.4%
Richard S. Cooper                                    376,188              376,188        10.0%
Robert L. Remine                                     382,590              382,590        10.1%
John M. Johnston                                      60,000               60,000         1.6%
Michael W. Mooney                                     10,000               10,000         <F*>
Douglas A. Yoakley                                     4,770                4,770         <F*>
Kim A. Walbe                                           2,500                2,500         <F*>
All directors and executive
  officers as a group                              1,227,936            1,227,936        32.5%
----------------------

 <F*>Less than 1%.

<F1>  The numbers of shares stated are based on information provided by each person listed and include shares personally owned of record by the person and shares which, under applicable regulations, are considered to be otherwise beneficially owned by the person.

<F2>  These numbers include shares that may be acquired through the exercise of stock options granted under the Stock Option
      Plan (effective January 1, 1997), the Outside Directors' Stock Option Plan (effective January 1, 1997) and the Company's
      Common Stock purchase warrants programs within 60 days after April 24, 1998. The number of shares subject to stock options exercisable within 60 days after April 24, 1998, for each listed person is shown below:


                                      -26-

                       Mr. Torrey                                       72,738
                       Mr. Cooper                                       62,738
                       Mr. Remine                                       62,738
                       Mr. Johnston                                        --
                       Mr. Mooney                                          --
                       Mr. Yoakley                                       2,500
                       Mr. Walbe                                         2,500
                       All directors and executive
                        officers as a group                            203,214





                            BOARD OF DIRECTORS

     The Company's Board of Directors currently consists of five directors, all of whom are standing for reelection. The Company's Third Amended and Restated Charter and Sixth Amended and Restated Bylaws provide that the Board of Directors shall be divided into three classes, with each class to be as nearly equal in number as possible. The Company's Third Amended and Restated Charter provides that at the Company's first annual meeting of shareholders, the directors shall be placed into classes. Accordingly, Class I directors will serve for a one-year term and may be nominated for reelection at the annual meeting of shareholders in 1999; Class II directors will serve for a two-year term and may be nominated for reelection at the annual meeting of shareholders in 2000; and Class III directors will serve for a three-year term and may be nominated for reelection at the annual meeting of shareholders in 2001.

     Biographical information as of March 31, 1998, is presented below for each person who is nominated for election as a director at the annual meeting of shareholders. Except as indicated, all have had the same principal positions and employment for over five years.

NOMINEES FOR ELECTION TO TERMS EXPIRING IN 1999

     RICHARD S. COOPER (age 48) has been a director of the Company since its inception in 1990. Mr. Cooper, a founder of the Company, has served as the Company's President since 1990. Mr. Cooper actively has participated in the syndication, capital formation, investment and management of over $50 million in oil and gas related programs for the Company. Mr. Cooper is licensed to practice law in the State of Tennessee and, before 1991, practiced business and real estate law in Knoxville, Tennessee.

     DOUGLAS A. YOAKLEY (age 43), a certified public accountant, has been a director of the Company since March 1997. Mr. Yoakley founded Pershing & Yoakley & Associates, a multi-specialty public accounting firm with over 100 employees in three offices, including Knoxville and Chattanooga, Tennessee and Clearwater, Florida. Mr. Yoakley is a member of the American Institute of Certified Public Accountants and the Tennessee Society of Certified Public Accountants. Mr. Yoakley serves as a director for The Philadelphians, Inc., Healthcare Horizons, Inc., Camel Manufacturing, Inc. and Clinical Laboratories, Inc.

NOMINEES FOR ELECTION TO TERMS EXPIRING IN 2000

     ROBERT L. REMINE (age 49), a certified public accountant, has been a director of the Company since its inception in 1990. Mr. Remine, a founder of the Company, has served as the Company's Secretary and Treasurer since 1990. Mr. Remine actively has participated in the syndication, capital formation, investment and management of over $50 million in oil and gas related programs for the Company. Mr. Remine is responsible for overview of all financial, tax and accounting matters of the Company. Mr. Remine is a registered securities representative, principal, director and secretary and treasurer of Equity Financial Corporation ("EFC"), a wholly owned subsidiary of the Company. EFC is a member of the National Association of Securities-Dealers and a registered broker-dealer with the Securities and Exchange Commission and in the states of Tennessee, Alabama, Georgia, Florida and Kentucky.

     KIM A. WALBE (age 52) has been a director of the Company since March 1997. Mr. Walbe is an independent consultant supervising drilling and completion of wells in West Virginia, Virginia and Kentucky. Mr. Walbe prepares oil and gas reserve reports for wells in New York, Pennsylvania, West Virginia, Ohio, Kentucky and Virginia. Mr. Walbe also is involved in supervising acquisition quality control and interpretation of all forms of electric log data, including deviated well data. Mr. Walbe functions as well-site geologist in Kentucky, West Virginia and Virginia; evaluates leases in Ohio, Virginia, Pennsylvania, West Virginia, New York and Kentucky; interprets aerial photography and prepares geological structure maps from interpretations; prepares lineation/fracture/borehole television maps for Devonian Shale well site selection and prepares and delivers testimony in oil and gas litigation as an expert witness. Mr. Walbe is an Adjunct Professor of Geology at the University of Charleston. Mr. Walbe also has been a contract consultant since 1985 to the Gas Research Institute's Devonian Shale Program. Mr. Walbe is a member of the Appalachian Geological Society, American Institute of Professional Geologists, Society of Petroleum Engineers of A.I.M.E., Society of Professional Well Log Analysts and American Society for Photogrammetry and Remote Sensing.

NOMINEES FOR ELECTION TO TERMS EXPIRING IN 2001

     CHARLES P. TORREY, JR. (age 51) has been a director of the Company since its inception in 1990. Mr. Torrey, a founder of the Company, has
served as the Company's Chief Executive Officer since 1990.   Mr. Torrey
actively has participated in the syndication, capital formation, investment and management of over $50 million in oil and gas related programs for the Company. Mr. Torrey's current responsibilities for the Company include interfacing with capital markets, development of corporate growth strategies, capital formation and financial operations. Mr. Torrey is a registered securities representative, principal, director and president of EFC. In 1986, Mr. Torrey received his certification as a Certified Financial Planner from the College of Financial Planning, Denver, Colorado.

SIGNIFICANT EMPLOYEES

     JOHN M. JOHNSTON (age 38) joined the Company as a petroleum geologist in December 1993 and became Vice President-Exploration and Development in January of 1996. Mr. Johnston specializes in subsurface geological analysis, reservoir engineering, wellsite geology, well completion design and supervision and production maintenance. Mr. Johnston also manages the use of advanced geologic (GeoGraphix) and reservoir engineering (GEMS) computer programs. Before joining the Company, from 1987 through December of 1993, Mr. Johnston served as manager of geology and reservoir engineering for Halwell Company, Inc. of Marietta, Ohio and senior geologist and project manager for Energy Omega, Inc. of Marietta, Ohio, an affiliate of Halwell Company, Inc. From 1981 through 1986, Mr. Johnston worked as a staff exploration geologist for Chevron U.S.A. and Gulf Oil Corp. Mr. Johnston presently is working on his thesis in connection with a Masters of Science Degree in Geology at the University of Cincinnati. Mr. Johnston was awarded a Chevron Fellowship, was a Marathon Oil Scholar and an Edmund J. James Scholar. Mr. Johnston is currently president of the Ohio Geological Society and a member of the board of directors of the Southeastern Ohio Oil and Gas Association. Mr. Johnston is a member of the American Association of Petroleum Geologists, the Society of Professional Well Log Analysts, the Ohio Geological Society and the Ohio Oil and Gas Association.

     MICHAEL W. MOONEY (age 41) joined the Company in November 1997 and is responsible for coordinating all drilling and completion functions as well as coordinating all production activities with respect to the Company's operated wells. Mr. Mooney also is responsible for the general supervision of the Company's personnel involved in the drilling, completion and production functions of the Company. Mr. Mooney has 20 years of oil and gas industry experience. Before joining the Company, Mr. Mooney served as the head drilling and completion engineer for Penn Virginia Oil and Gas Corp., where he was responsible for managing all phases of the drilling programs, drilling an average of 75 wells per year.

OBSERVER DESIGNATED BY REPRESENTATIVES

     In January 1997 the Company completed an underwritten public offering for shares of its Common Stock. Until January 1999, the Company is required to allow an observer designated by the underwriters of the offering, which must be acceptable to the Company, to attend all meetings of the Board of Directors. The observer has no voting rights, is reimbursed for all out-of-pocket expenses incurred in attending meetings and receives compensation equal to that received by outside directors. The observer will be indemnified by the Company against all claims, liabilities, damages, costs and expenses arising out of his or her participation at Board of Directors meetings. The underwriters have appointed Anthony B. Petrelli, senior vice president of Neidiger/Tucker/Bruner, Inc. as the observer of meetings of the Board of Directors. The Company has agreed, until the period ends in January 1999, to hold meetings of its Board of Directors at intervals of not less than 90 days.


                       BOARD COMMITTEES AND MEETINGS

     The Company's Board of Directors has two standing committees: the Audit Committee and the Compensation Committee.

     AUDIT COMMITTEE. The Audit Committee recommends to the Board of Directors the selection of independent accountants; approves the nature and scope of services to be performed by the independent accountants and reviews the range of fees for such services; confers with the independent accountants and reviews the results of the annual audit; reviews with the independent accountants the Company's internal auditing, accounting and financial controls; and reviews policies and practices regarding compliance with laws and conflicts of interest. Messrs. Yoakley and Walbe currently serve on the Audit Committee and Mr. Remine serves on the Audit Committee as a non-voting member. Mr. Yoakley is Chairman of the Audit Committee. During 1997, the Audit Committee did not hold formal meetings, although it conferred on a number of the matters listed above.

     EXECUTIVE MANAGEMENT AND COMPENSATION COMMITTEE. The Compensation Committee, formed on March 31, 1998, is responsible for recommending individuals to serve as officers, reviewing and recommending to the Board of Directors the timing and amount of compensation for the Chief Executive Officer and other key employees, including salaries, bonuses and other benefits. The Compensation Committee also is responsible for administering the Company's stock option and other equity-based incentive plans, recommending retainer and attendance fees for directors who are not employees of the Company or any of its subsidiaries, reviewing for their adequacy and competitiveness compensation plans and awards as they relate to the Chief Executive Officer and other key employees and reviewing management's recommended annual budget and the Company's strategic plans. Messrs. Walbe and Yoakley currently serve on the Compensation Committee and

Mr. Torrey serves on the Compensation Committee as a non-voting member. Mr. Walbe is Chairman of the Compensation Committee.

     During the Company's last fiscal year, the Board of Directors held three regular meetings. Each of the directors attended 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors and
(ii) the total number of meetings held by all committees of the Board of Directors on which each served (during the periods that each served).


                         COMPENSATION OF DIRECTORS

     Directors who are not employees of the Company receive a $2,500 annual retainer fee. Directors who also are employees of the Company or its subsidiary receive no annual retainer and are not compensated for attendance at Board or committee meetings. The Company also reimburses directors for expenses associated with attending Board and committee meetings.

     The Company has approved an Outside Directors' Stock Option Plan (the "1997 Directors' Plan") pursuant to which directors who are not employees of the Company may be granted stock options. Each outside director was granted an option to purchase 2,500 shares of Common Stock (as adjusted for stock splits) on the date of his initial appointment or election as a director and an option to purchase 2,500 shares (as adjusted for stock splits) annually on the date of each annual meeting after his appointment or election. The per share exercise price of options granted to outside directors is 100% of the market value of Common Stock on the date each option is granted. The term of each option may not exceed 10 years. Options were granted to all outside directors on March 3, 1997. Options to purchase a maximum of 50,000 shares of Common Stock may be granted under the 1997 Directors' Plan.


                          EXECUTIVE COMPENSATION

COMPENSATION SUMMARY

     The following Summary Compensation Table shows certain information concerning the compensation earned during the fiscal year ended December 31, 1997, by the Chief Executive Officer of the Company and each executive officer who earned in excess of $100,000 and who served in positions other than Chief Executive Officer at the end of the last completed fiscal year:

                        SUMMARY COMPENSATION TABLE

                                                                              LONG-TERM
                                             ANNUAL COMPENSATION             COMPENSATION
                                            ---------------------           --------------
                                                                                AWARDS
                                                                            --------------
                                                                                NUMBER
                                                                              OF SHARES
     NAME AND                                                                 UNDERLYING       ALL OTHER
 PRINCIPAL POSITION                 YEAR     SALARY     BONUS<F1>              OPTIONS      COMPENSATION<F2>
 ------------------                 ----    --------    ---------             ----------    ----------------
Charles P. Torrey, Jr.              1997    $180,000     $52,500                42,738           $6,052
Chairman, Chief
Executive Officer and
Director

Richard S. Cooper                   1997    $180,000     $52,500                32,738           $5,166
President and
Director

Robert L. Remine                    1997    $180,000     $52,500                32,738           $7,875
Secretary, Treasurer
and Director
__________

<F1> Includes payments or accruals under the annual bonus program contained in each individual's employment agreement.

<F2> The compensation listed in this column for 1997 consisted of: (i) Company contributions to the accounts of the named executive officers under the Company's simplified employee pension plan (SEP) as follows: $4,050 for Mr. Torrey,
     $4,050 for Mr. Cooper and $4,050 for Mr. Remine; and (ii) payments made by the Company for the premiums on certain life insurance policies as follows: $2,002 for Mr. Torrey, $1,116 for Mr. Cooper and $3,825 for Mr. Remine.

STOCK OPTIONS

     The Company's stock option plans are administered by the Compensation Committee of the Board of Directors which has authority to determine the individuals to whom and the terms upon which options will be granted, the number of shares to be subject to each option and the form of consideration that may be paid upon the exercise of an option. The Board of Directors of the Company makes recommendations of stock incentive grants which the Compensation Committee will then consider.

     The following tables set forth information regarding stock options granted to and exercised by the named executive officers during the fiscal year ended December 31, 1997:


                     OPTION GRANTS IN LAST FISCAL YEAR

                                       INDIVIDUAL GRANTS
--------------------------------------------------------------------------
                                       PERCENT OF
                                         TOTAL
                         NUMBER OF      OPTIONS
                        SECURITIES     GRANTED TO   EXERCISE
                        UNDERLYING     EMPLOYEES      PRICE
                         OPTIONS       IN FISCAL      PER      EXPIRATION
  NAME                 GRANTED<F1><F2>    YEAR       SHARE        DATE
--------           ------------------- ---------    --------  ------------
Charles P. Torrey, Jr.   42,738           27.1%    $6.50-$8.00    1/24/02
Richard S. Cooper        32,738           20.2%    $6.50-$8.00    1/24/02
Robert L. Remine         32,738           20.2%    $6.50-$8.00    1/24/02

<F1> Options granted during 1997 under the Company's general private Common Stock purchase warrant programs were granted for a term of five years.

<F2> Options granted during 1997 under the Company's executive officer Common Stock purchase warrants program are exercisable with respect to 25% of the shares beginning on the first anniversary of the date of grant and become exercisable in cumulative 25% installments on each anniversary date thereafter with full vesting occurring on the fourth anniversary date of the grant.  All options were granted for a term of five years.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION VALUES<F1>

                                         NUMBER OF                               VALUE OF
                                    SECURITIES UNDERLYING                       UNEXERCISED
                                   UNEXERCISED OPTIONS AT                  IN-THE-MONEY OPTIONS
                                      FISCAL YEAR-END                       AT FISCAL YEAR-END
                               -----------------------------            -----------------------------
      NAME                     EXERCISABLE     UNEXERCISABLE            EXERCISABLE     UNEXERCISABLE
      ----                     -----------     -------------            -----------     -------------
Charles P. Torrey, Jr.           42,738            9,000                   93,899          1,350
Richard S. Cooper                32,738            3,300                   61,399            495
Robert L. Remine                 32,738           11,000                   93,899          1,650
__________________

<F1> No named executive officer exercised any stock options in 1997.


            EMPLOYMENT AGREEMENTS AND TERMINATION OF EMPLOYMENT
                    AND CHANGE IN CONTROL ARRANGEMENTS

     CHARLES P. TORREY, JR., RICHARD S. COOPER AND ROBERT L. REMINE. The Company has entered into employment agreements with Charles P. Torrey, Jr., the Company's Chairman and Chief Executive Officer, Richard S. Cooper, the Company's President, and Robert L. Remine, the Company's Secretary and Treasurer. Each of these employment agreements became effective January 1, 1997, continues for an initial term of five years and is subject to automatic annual renewal terms of one year each thereafter. Base salary for each of the employment agreements is $180,000 per year, subject to an annual increase of at least 6% per year plus any additional amount that the Board of Directors may award. In addition, in each year in which the gross working interest revenue of the Company increases by at least 20% over its level in the preceding year, each of the employment agreements provides for a yearly performance bonus equal to 25% of the executive officer's base salary.

     Under the employment agreements, Messrs. Torrey, Cooper and Remine also are entitled to receive the following: a nonaccountable automobile allowance of $1,000 per month and reimbursement of itemized fuel, cleaning and related expenses; a life insurance policy in the face amount of $500,000 (with the employee to name the beneficiary) provided the employee is insurable at standard rates (and if extra premiums are incurred to insure the life of the employee, the employee will be responsible for payment of such additional premiums or may accept such reduced death benefit as may be purchased for the cost of standard premiums); medical, health and hospitalization insurance as provided to other executive officers; participation in any bonus or profit-sharing plan, qualified salary deferral plan or pension plan now or in the future adopted by the Company; three weeks paid vacation; and participation with the Company in the drilling of Company oil and gas wells by giving the employee the option to purchase a 1% carried working interest in any well drilled by the Company (other than in connection with syndicated existing or future drilling programs with affiliated entities for a price equal to 1% of the completion costs for the well (thereby being carried by the Company through the drilling and casing point).

     In the event of Messrs. Torrey's, Cooper's or Remine's termination of employment by the Company with or without cause, each is entitled to be paid a severance allowance equal to 24 months' salary (less amounts required to be withheld and deducted) plus any performance bonus, ratably apportioned. In the event any of Messrs. Torrey, Cooper or Remine are terminated without cause, such termination shall be preceded by 120 days advance written notice. No advance written notice is required to be given by the Company for a termination with cause.

     Messrs. Torrey's, Remine's and Cooper's employment agreements each contain confidentiality provisions (generally requiring that all the Company's confidential and proprietary data be kept confidential) and noncompetition provisions (generally providing that the employee will not directly or indirectly compete with the Company during the term of employment or for two years thereafter) for the benefit of the Company.


                       COMPENSATION COMMITTEE REPORT
                         ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors was formed on March 31, 1998. The full Board of Directors considered and voted upon issues related to executive compensation during 1997. The philosophy and policies described below were the philosophy and policies that the Board considered during 1997 and are the bases from which the philosophy and policies of the Compensation Committee will be developed in 1998. The Compensation Committee will develop and recommend to the Board of Directors the compensation policies of the Company. The Compensation Committee also will administer the Company's compensation plans and recommend for approval by the Board of Directors the compensation to be paid to the Chief Executive Officer and, with the advice of the Board of Directors, the other executive officers of the Company. The Compensation Committee consists of three directors, two of whom are not current or former employees of the Company or its subsidiary and one of whom is a non-voting member and the Company's Chief Executive Officer.

     The basic compensation philosophy of the Board of Directors has been to provide competitive salaries as well as competitive incentives to achieve superior financial performance. The Company's executive compensation policies are designed to achieve three primary objectives:

      - Attract and retain well-qualified executives who will lead the Company and achieve and inspire superior performance;

      - Provide incentives for achievement of specific short-term individual and corporate goals; and

      - Align the interests of management with those of the shareholders to encourage achievement of continuing increases in shareholder value.

     Executive compensation at the Company consists primarily of the following components: base salary and benefits; amounts paid (if any) under the annual bonus programs available to certain executive officers (see below); and participation in the Company's stock option and equity-based incentive plans. Each component of compensation is designed to accomplish one or more of the three compensation objectives described above.

BASE SALARY

     To attract and retain well-qualified executives, it has been the policy of the Board of Directors to establish base salaries at levels and provide benefit packages that the Company believes to be competitive. Base salaries of executives may be determined in part by comparing each executive's position with similar positions in companies of similar type, size and financial performance. In general, the Board of Directors has targeted salaries to be commensurate with base salaries paid for comparable positions in comparable size companies. Other factors that have been considered by the Board of Directors, and in the future may be considered by the Compensation Committee, are the executive's performance, the executive's current compensation and the Company's performance (determined by reference to growth revenues from Company oil and gas reserves). The 1997 average base salary of executives increased over the previous year's level as a result of a combination of factors, including improved individual performance, improved performance by the Company and increased responsibilities.

ANNUAL BONUS PROGRAM

     To provide incentives and rewards for achievement of short-term goals, the Company has entered into employment agreements with Messrs. Torrey, Cooper, Remine and John M. Johnston, the Company's Vice President-Exploration and Development, (the "Executives"). The employment agreements, in addition to providing for employment and base salary, were designed to provide the Executives with the opportunity for bonuses based on the performance of the Company (the "Annual Bonus Program"). The Annual Bonus Program contained in each employment agreement provides that in each year in which the Company's gross working interest revenue increases by at least 20% compared to the level in the preceding year, the Executives will receive a yearly performance bonus
equal to 25% of the executive's base salary.   Payment of a bonus to the
Executives for a fiscal year under the Annual Bonus Program is entirely contingent upon achievement of the performance levels established by the Compensation Committee. Because the measure of corporate performance under the Annual Bonus Program exceeded the targeted level for 1997, the Executives received bonuses in the amount of 25% of their respective base salaries.

     The Company also has entered into an employment agreement with Michael
W. Mooney, the Company's Chief Operating Officer. Under the terms of Mr. Mooney's employment agreement, Mr. Mooney is entitled to receive a bonus of 5,000 shares of the Company's Common Stock if the Common Stock maintains a trading price of $12 per share for 20 days and will receive an additional 5,000 shares of Common Stock if the Common Stock maintains a trading price of $16 per share for 20 days.

DISCRETIONARY BONUS PLANS

     In addition to bonuses paid based on corporate performance pursuant to the Annual Bonus Program, the Company also may pay annual incentive bonuses to employees based on individual performance goals. Bonuses based on individual performance will be paid on a discretionary basis, but, generally, only after the review and approval of the Compensation Committee.

STOCK OPTION PLANS

     Awards under the Company's stock option plans are designed to encourage long-term investment in the Company by participating executives, more closely align executive and shareholder interests and reward executives and other key employees for building shareholder value. The
Board of Directors believes stock ownership by management is beneficial to all shareholders. It is anticipated that in 1998 the Compensation Committee will administer all aspects of these plans and will review, modify (to the extent appropriate) and take final action on any such awards.

     Under the Company's plan that provides for awards of restricted stock, which previously has been approved by the shareholders, the Compensation Committee may grant to executives and other key employees shares of restricted stock or rights to purchase stock at a price equal to the value of the stock on the date of grant. These shares are subject to certain restrictions that generally lapse over time.

     Under the Company's Stock Option Plan (effective January 1, 1997), which previously has been approved by the shareholders, the Compensation Committee may grant to executives and other key employees options to purchase shares of stock. The Compensation Committee will review, modify (to the extent appropriate) and take final action on the amount, timing, price and other terms of all options granted to employees of the Company. The Compensation Committee is entitled to grant Incentive Stock Options and Nonqualified Options with an exercise price equal to the market price of Common Stock on the date of the grant. Under the terms and conditions of the plans, the Compensation Committee may, however, grant options with an exercise price above or below the market price on the date of grant.

     Under the Company's general private Common Stock purchase warrants programs (the "General Warrants"), the Company has granted warrants to officers and employees of the Company. The exercise price of the General Warrants is $6.50 per warrant. The General Warrants may be exercised at any time before January 24, 2002.

     Under the Company's executive officer Common Stock purchase warrants program (the "Executive Warrants"), the Company has granted warrants to Messrs. Torrey, Cooper and Remine. The exercise price of the Executive Warrants is $8.00 per warrant. The Executive Warrants may be exercised at any time before January 24, 2002.

     In determining the number of shares of restricted stock and/or the number of options to be awarded to an executive, it is anticipated that the Compensation Committee generally may consider the levels of responsibility and compensation practices of similar companies. The Compensation Committee also may consider the recommendations of management (except for awards to the Chief Executive Officer), the individual performance of the executive and the number of shares previously awarded to and exercised by the executive. As a general practice, both the number of shares granted and their proportion relative to the total number of shares granted increase in some proportion to increases in each executive's responsibilities.

ISSUANCE OF NEW COMMON STOCK PURCHASE WARRANTS IN EXCHANGE FOR OUTSTANDING COMMON STOCK PURCHASE WARRANTS

     Effective April 7, 1997, the Board of Directors authorized the issuance of General Warrants to certain officers and key personnel of the Company (the "Holders"). These individuals were previously the owners of certain unregistered common stock purchase warrants issued before the Company's initial public offering (the "Unregistered Warrants"). According to their terms, the Unregistered Warrants entitled the Holders to one share of Common Stock per Unregistered Warrant. The exercise price was $5.00 per share, and the Unregistered Warrants were exercisable until April 24, 1997.

     The listed "ask" price on the SmallCap Stock Market of the Company's Units (comprised of one share of Common Stock and one Series A common stock purchase warrant) as of the close of the market on April 7, 1997 was $6.125. The Holders agreed not to exercise their Unregistered Warrants at $5.00 per share as of April 24, 1997, if the Company issued the General Warrants in exchange for the Unregistered Warrants. The General Warrants entitle the Holders to purchase the same number of shares of Common Stock as under the Unregistered Warrants, at an exercise price of $6.50 per share. The General Warrants are exercisable until January 30, 2002. The Holders agreed to exchange their Unregistered Warrants for the General Warrants as evidence of their belief in the ability of management to enhance the stock value of the Company. The Board of Directors determined that it was in the best interest of the Company and the shareholders to issue the General Warrants to the Holders in exchange for the Unregistered Warrants.

     Pursuant to the April 7, 1997 Board of Directors authorizing resolution, as of June 1, 1997, the Board of Directors issued the following General Warrants to the Holders in exchange for surrender by the Holders of their Unregistered Warrants. All of the following transactions were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

                                         NUMBER OF                             NUMBER OF
NAME OF WARRANT HOLDER             UNREGISTERED WARRANTS                      NEW WARRANTS
----------------------             ---------------------                      ------------
Charles P. Torrey, Jr.                     2,978                                 2,978
Robert L. Remine                           2,978                                 2,978
Richard S. Cooper                          2,978                                 2,978
Derry M. Thompson                          6,276                                 6,276
James T. McKay                             2,440                                 2,440

CHIEF EXECUTIVE OFFICER

     The Chief Executive Officer's compensation is based upon the policies and objectives discussed above.

     Effective January 1, 1997, the Company executed an employment agreement (the "Employment Agreement") with Mr. Torrey which provides for his continued service to the Company through December 31, 2002 (with evergreen provisions), as Chief Executive Officer. The Employment Agreement also is described on page 28 of this Proxy Statement under the heading "Employment Agreements and Termination of Employment and Change in Control Arrangements."

     Under the Employment Agreement, Mr. Torrey will receive a base salary in 1998 of $190,800. This amount is subject to an annual increase of at least 6% per year plus any additional amount that the Board of Directors may award. Mr. Torrey is entitled to participate in the Annual Bonus Program and to receive fringe benefits similar to those provided to senior executives of the Company through the term of the Employment Agreement and any renewal period.

     Mr. Torrey's annual incentive bonus under the Annual Bonus Program is based upon the Company increasing its gross working interest revenues by 20% over the level reported for the prior fiscal year. Since the Company achieved the target provided in the Employment Agreement, the Compensation Committee approved a 1997 annual bonus for Mr. Torrey which represented 25% of his earned salary.

     In 1997, Mr. Torrey was awarded options to purchase an additional 42,738 shares of Common Stock.

     During 1997, Mr. Torrey's base salary was commensurate with base salaries paid by similar companies to chief executive officers. Due to the Company's 1997 results, the Company believes that Mr. Torrey's salary and bonus and his total compensation were commensurate with amounts paid to chief executive officers by similar companies.

     All actions of the Board of Directors attributable to 1997 compensation were unanimous.


              CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During 1997, the Company received drilling advances from two affiliated oil and gas partnerships for approximately $1.2 million. As of December 31, 1997 approximately $40,000 was due from such affiliated partnerships.

     In its role as operator of the oil and gas wells owned by various related partnerships, the Company charges a monthly wellhead and administrative fee of between $100 and $300 for each producing well. These fees totaled approximately $20,000 in 1997. In its role as general partner of a partnership which owns the gas pipeline and gathering system, the Company charges the partnership a management fee of $5,000 per month. The Company believes that such fees are representative of the fair value of the services provided.

     On May 1, 1997, the Company acquired EFC, a Tennessee corporation previously owned by Mr. Torrey, the Company's President, and Mr. Remine,
the Company's Secretary and Treasurer. EFC is an NASD-member broker-dealer. The sale price for the acquisition was approximately $20,000 in cash plus 7% of the gross commission generated by EFC (not to exceed 50% of the net income
of EFC).   The acquisition was not a significant acquisition for the Company.

The Company believes that the purchase price was representative of the fair market value of the assets acquired.

     EFC acts as placement agent for Company affiliated drilling partnerships. The Company paid EFC approximately $10,000 in 1997 for costs associated with program placement. The balance owed EFC was $77,800 as of December 31, 1997. The Company believes that the cost for program placement is representative of the fair market value of the services provided.

     The Company, in its discretion and given the business environment existing at the time, chose not to collect certain amounts due from partnerships affiliated with the Company and also paid certain expenses due to third parties on behalf of such partnerships. In 1997, the Company paid approximately $80,000 on behalf of the partnerships. The Company is under no legal or contractual obligation to continue this activity, and there is no expectation that it will continue in future years.

     The Company has adopted a policy concerning material loans and advances (for amounts in excess of $1,000 outside the ordinary course of business) to Company employees, officers and directors which provides that all such loans or advances must be evidenced by a written loan agreement or promissory note, must be on terms that are fair and advantageous to the Company and must be approved by the Board of Directors. Furthermore, all transactions between the Company and any affiliate of the Company must be on terms no less favorable than could be obtained from an unaffiliated third party and must be approved by a majority of the directors, including a majority of disinterested directors.

     Douglas A. Yoakley, a director of the Company, is a founder of Pershing & Yoakley & Associates. Pershing & Yoakley & Associates, a public accounting firm, provided consulting services to the Company during 1997. The Company paid $75,175 to Pershing & Yoakley & Associates in 1997.

     Kim A. Walbe, a director of the Company, is an independent consultant in the oil and gas industry. Walbe & Associates provided consulting services to the Company during 1997. The Company paid $44,750 to Walbe & Associates in 1997.

     In the Company's primary fields of operations in southeastern Ohio substantially all the Company's completed wells are connected to the Company's gas gathering system (the "Ohio Gas Gathering System") which collects gas from wells in the field, sends it through compressor stations to enhance transportability and delivers it to pipelines. Much of the Ohio Gas Gathering System is owned by ESI Pipeline Operating L.P., an affiliate of the Company (the "Pipeline Operating Partnership"). The Company, for its own account and on behalf of the affiliated drilling partnerships it manages, has entered into a gas servicing agreement (the "Gas Servicing Agreement") with the Pipeline Operating Partnership pursuant to which all natural gas produced from wells connected to the Ohio Gas Gathering System is purchased by the

Pipeline Operating Partnership and subsequently resold. The price received by the Company for its natural gas is a function of what the Pipeline Operating Partnership sells it for on the market (the "Adjusted Gas Price Spread"). The Gas Servicing Agreement provides for natural gas purchased from the Company and Affiliated Drilling Partnerships on a "net back" basis. As of December 31, 1997, the Adjusted Gas Price Spread with respect to the Gas Servicing Agreement ranged from approximately $0.45 per Mcf to $0.48 per Mcf where no compression is used.


          SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors and officers, and persons who beneficially own more than 10% of the outstanding shares of Common Stock, to file reports of ownership and changes in ownership of shares of Common Stock with the Securities and Exchange Commission. Directors, officers and greater than 10% beneficial owners are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) reports they file. Based on its review of the copies of such reports received by it, or written representations from certain reporting persons that no reports on Form 5 were required for those persons for the 1997 fiscal year, the Company believes that its officers and directors complied with all applicable filing requirements during the Company's last fiscal year, except that Mr. Torrey filed late one report involving two transactions; Mr. Remine filed late three reports involving six transactions; Mr. Cooper filed late one report involving one transaction; Mr. Yoakley filed late one report involving one transaction; and Mr. Mooney filed late one report covering one transaction.


                           SELECTION OF AUDITORS

     The Board of Directors has reappointed the firm of Plante & Moran, LLP as independent auditors of the Company for the current fiscal year.

     Plante & Moran, certified public accountants, has audited the financial statements of the Company and its subsidiaries for the fiscal year ended December 31, 1997. Representatives of Plante & Moran, LLP are expected to be present at the annual meeting, will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions from shareholders.


                           SHAREHOLDER PROPOSALS

     Shareholder proposals intended to be presented at the 1999 annual meeting of shareholders must be received by the Company not later than December 31, 1998, to be considered for inclusion in the proxy statement and form of proxy relating to that meeting. Shareholder proposals should be made in accordance with Securities and Exchange Commission Rule 14a-8 and should be addressed to the attention of the Secretary of the Company, 280 Fort Sanders West Boulevard, Suite 200, Knoxville, Tennessee 37922.


                          SOLICITATION OF PROXIES

     Solicitation of proxies will be made initially by mail. In addition, directors, officers and employees of the Company and its subsidiaries may solicit proxies by telephone or facsimile or personally without additional compensation. Proxies may be solicited by nominees and other fiduciaries who may mail materials to or otherwise communicate with the beneficial owners of shares held by them. The Company will bear all costs of solicitation of proxies, including the charges and expenses of brokerage firms, banks, trustees or other nominees for forwarding proxy materials to beneficial owners. The Company has engaged Corporate Investor Communications, Inc. at an estimated cost of $9,000, plus expenses and disbursements, to assist in solicitation of proxies.


                        INCORPORATION BY REFERENCE

     This Proxy Statement incorporates by reference the information included in Item 8 ("Changes in and Disagreements With Accountants on Accounting and Financial Disclosure") of the Company's Annual Report on Form 10-KSB which was filed with the Securities and Exchange Commission on March 31, 1998.

By Order of the Board of Directors


Robert L. Remine, SECRETARY AND TREASURER

April 30, 1998

                     [ENERGY SEARCH INCORPORATED LOGO]

                      280 FORT SANDERS WEST BOULEVARD
                                 SUITE 200
                        KNOXVILLE, TENNESSEE 37922

                                APPENDIX A

                    FOURTH AMENDED AND RESTATED CHARTER
                                    OF
                        ENERGY SEARCH, INCORPORATED


         Pursuant to the provisions of Section 48-20-107 of the Tennessee Business Corporation Act, the undersigned Corporation hereby submits this Fourth Amended and Restated Charter and states as follows:

     1.   NAME.  The name of the Corporation is Energy Search,
Incorporated.

     2. ADDRESS. The complete address of the principal office of the Corporation is: 280 Fort Sanders West Boulevard, Suite 200, Knoxville, Knox County, Tennessee 37922.

     3. REGISTERED AGENT. The complete name and address of the registered agent of the Corporation is: Robert L. Remine, 280 Fort Sanders West Boulevard, Suite 200, Knoxville, Knox County, Tennessee 37922.

     4. AMENDMENTS. This Fourth Amended and Restated Charter contains the following amendments to the Original Charter, as amended: (1) paragraphs (a) and (b) of Article 5 have been amended in certain technical respects, (2) paragraph (c) of Article 5 has been added, (3) paragraph (a) of Article 8 has been added, (4) paragraph (b) of Article 8 has been added,
(5) paragraph (c) of Article 8 has been added, (6) paragraph (d) of Article 8 has been added, (7) paragraph (e) of Article 8 has been added, (8)
Article 9 has been amended, (9) Article 10 has been added and (10) Article 11 has been added. The foregoing amendments required shareholder approval and were duly adopted by the shareholders of the Corporation on June 17, 1998.

     5. CAPITAL STOCK. Following is the description of the authorized capital stock of the Corporation:

          (a)  COMMON STOCK

               (i) GENERAL. The Corporation shall be authorized to issue 25,000,000 Common Shares. The Common Shares will have no par value. The Common Shares will be equal in all respects. There will be no preemptive rights, conversion rights, redemption privileges or sinking funds with respect to the Common Shares. Dividends on Common Shares may be paid if, as and when declared by the Board of Directors out of funds legally available for distributions and subject to the prior rights of holders of the Preferred Shares, if any.

               (ii) VOTING RIGHTS. Holders of Common Shares will be entitled to one vote for each issued and outstanding share held of record at each meeting of Common Shareholders. There will be no cumulative voting for the election of Directors.

               (iii) LIQUIDATION. In any liquidation or distribution of assets of the Corporation, whether voluntary or involuntary, holders of the Common Shares will be entitled to receive pro rata the assets remaining after creditors have been paid in full and holders of the Corporation's Preferred Shares, if any, have received their full liquidation preferences.

          (b) PREFERRED STOCK. The Board of Directors is expressly authorized at any time, and from time to time, to provide for the issuance of up to 5,000,000 shares of preferred stock in one or more series, each with such voting powers, full or limited, or without voting powers, and with such designations, preferences and relative, participating, conversion, optional or other rights, and such qualifications, limitations or restrictions thereof, as shall be stated in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors, and as are not stated in these Articles, or any amendments thereto, including (but without limiting the generality of the foregoing) the following:

               (i) The distinctive designation and number of shares comprising such series, which number may (except where otherwise provided by the Board of Directors in creating such series) be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the Board of Directors.

               (ii) The dividend rate or rates on the shares of such series and the relation which such dividends shall bear to the dividends payable on any other class of capital stock or on any other series of preferred stock, the terms and conditions upon which and the periods in respect of which dividends shall be payable, whether and upon what conditions such dividends shall be cumulative and, if cumulative, the date or dates from which dividends shall accumulate.

               (iii) Whether the shares of such series shall be redeemable, and, if redeemable, whether redeemable for cash, property or rights, including securities of any other corporation, and whether redeemable at the option of the holder or the Corporation or upon the happening of a specified event, the limitations and restrictions with respect to such redemption, the time or times when, the price or prices or rate or rates at which, the adjustments with which and the manner in which such shares shall be redeemable, including the manner of selecting shares of such series for redemption if less than all shares are to be redeemed.

               (iv) The rights to which the holders of shares of such series shall be entitled, and the preferences, if any, over any other series (or of any other series over such series), upon the voluntary or involuntary liquidation, dissolution, which rights may vary depending on whether such liquidation, dissolution, distribution or winding up is voluntary or involuntary, and, if voluntary, may vary at different dates.

               (v) Whether the shares of such series shall be subject to the operation of a purchase, retirement or sinking fund and, if so, whether and upon what conditions such fund shall be cumulative or noncumulative, the extent to which and the manner in which such fund shall be applied to the purchase or redemption of the shares of such series for retirement or to other corporation purposes and the terms and provisions relative to the operation thereof.

               (vi) Whether the shares of such series shall be convertible into or exchangeable for shares of any other class or of any other series of any class of capital stock of the Corporation, and, if so convertible or exchangeable, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of such conversion or exchange.

               (vii) The voting powers, full and/or limited, if any, of the shares of such series, and whether and under what conditions the shares of such series (alone or together with the shares of one or more other series having similar provisions) shall be entitled to vote separately as a single class, for the election of one or more additional Directors of the Corporation in case of dividend arrearages or other specified events, or upon other matters.

               (viii) Whether the issuance of any additional shares of such series, or of any shares of any other series, shall be subject to restrictions as to issuance, or as to the powers, preferences or rights of any such other series.

               (ix) Any other preferences, privileges and powers and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of such series, as the Board of Directors may deem advisable and as shall not be inconsistent with the provisions of these Articles.

     6.   FOR PROFIT CORPORATION.  The Corporation is for profit.

     7. PURPOSES. The purpose of the Corporation is to explore, prospect, drill for, produce, market, sell, and deal in and with petroleum, mineral animal, vegetable, and other oils, asphaltum, natural gas, gasoline, naphthalene, hydrocarbons, oil shales, sulfur, salt, clay, coal, minerals, mineral substances, metals, ores of every kind or other mineral or non-mineral, liquid, solid, or volatile substances and products, by-products, combinations and derivatives thereof, and to buy, lease, hire, contract for, invest in, and otherwise acquire, and to own, hold, maintain, equip, operate, manage, mortgage, create security interests in, deal in and with, and to sell, lease, exchange, and otherwise dispose of oil gas, mineral, and mining lands, wells, mines, quarries, rights, royalties, overriding royalties, oil payments, and other oil, gas, and mineral interests, claims, locations, patents, concessions, easements, rights-of-way, franchises, real and personal property, and all interests therein, tanks, reservoirs warehouses storage facilities, elevators, terminals, markets, docks, piers, wharves, dry-docks, bulkheads, pipelines pumping stations, tank cars, trains, automobiles, trucks, cars tankers, ships, tugs, barges, boats, vessels, aircraft, and other vehicles, crafts, or machinery for use on land, water, or air, for prospecting, exploring, and drilling for, producing, gathering, manufacturing, refining, purchasing, leasing, exchanging, or otherwise acquiring, selling, exchanging, trading for, or otherwise disposing of such mineral and non-mineral substances; and to do engineering and contracting and to design, construct, drill, bore, sink, develop, improve, extend, maintain, operate, and repair wells, mines, plants, works, machinery, appliances, rigging, casing, tools, storage, and transportation lines and systems for this Corporation and other persons, associations, or corporations. To establish and maintain a drilling business with authority to own and operate drilling rigs, machinery, tools, or apparatus necessary in the boring or otherwise sinking of wells for the production of oil, gas, or water; to construct or acquire by lease or otherwise and to maintain and operate pipelines for the conveyance of oil and natural gas, oil storage tanks and reservoirs, and tank cars of all kinds tank steamers, and other vessels, wharves, docks, warehouses, storage houses, loading racks, and all other convenient instrumentalities for the shipping and transportation of crude or refined petroleum or natural gas and all other volatile, solid, or liquid mineral substances in any and all forms; to manufacture, buy, sell, lease, let, and hire machines and machinery, equipment tools, implements, and appliances, and all other property, real and personal, useful or available in prospecting for an in producing, transporting, storing, refining, or preparing for market, petroleum and natural gas and all other volatile and mineral substances and their products and by-products and of all articles and materials in any way resulting from or connected therewith; to purchase, lease construct, or otherwise acquire, exchange, sell, let, or otherwise dispose of, own, maintain, develop, and improve any and property, real or personal, plants, refineries, factories, warehouses, stores, and buildings of all kinds useful in connection with the business of the Corporation including the drilling for oil and gas wells or mining in any manner or by any method permitted by law on such real property; and to conduct any other business enterprises not contrary to the laws of the state of Tennessee.

     8. DIRECTORS. Members of the Board of Directors of the Corporation shall be selected, replaced, and removed as follows:

          (a) NUMBER OF DIRECTORS. The number of the Directors of the Corporation shall be fixed from time to time by resolution adopted by the affirmative vote of at least two-thirds (2/3) of the entire Board of Directors but shall not be less than three.

          (b) CLASSIFICATION. The Board of Directors shall be divided into three classes as nearly equal in number as possible, with the term of office of one class expiring each year. At each annual meeting of the shareholders, the successors of the class of Directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election.

          (c)  NOMINATIONS OF DIRECTOR CANDIDATES.

               (i) Nominations of candidates for election for Directors of the Corporation at any meeting of shareholders called for election of Directors (an "Election Meeting") may be made by the Board of Directors or by any shareholder entitled to vote at such Election Meeting.

               (ii) Nominations made by the Board of Directors shall be made at a meeting of the Board of Directors, or by written consent of the Directors in lieu of a meeting, not less than 20 days prior to the date of the Election Meeting, and such nominations shall be reflected in the minute books of the Corporation as of the date made.

               (iii) Any shareholder who intends to make a nomination at the Election Meeting shall deliver, not less than 120 days prior to the date of the Election Meeting in the case of an annual meeting, and not more than 7 days following the date of notice of the meeting in the case of a special meeting, a notice to the Secretary of the Corporation setting forth (A) the name, age, business address and residence address of each nominee proposed in such notice; (B) the principal occupation or employment of each such nominee; (C) the number of shares of capital stock of the Corporation which are beneficially owned by each such nominee; (D) a statement that each such nominee is willing to be nominated; and (E) such other information concerning each such nominee as would be required under the rules of the Securities and Exchange Commission in a proxy statement soliciting proxies for the election of such nominees.

               (iv) If the chairman of the Election Meeting determines that a nomination was not made in accordance with the foregoing procedures, such nomination shall be void and, upon the chairman's instruction, all votes cast in favor of a person so nominated shall be disregarded.

          (d) VACANCIES AND NEWLY CREATED DIRECTORSHIPS. Subject to the rights of the holders of any series of preferred stock then outstanding, any vacancy occurring in the Board of Directors caused by resignation, removal, death, disqualification, or other incapacity, and any newly created directorships resulting from an increase in the number of Directors, shall be filled by a majority vote of Directors then in office, whether or not a quorum. Each Director chosen to fill a vacancy or a newly created directorship shall hold office until the next election of Directors by the shareholders. When the number of Directors is changed, any newly created or eliminated directorships shall be so apportioned by the Board of Directors among the classes as to make all classes as nearly equal in number as possible. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

          (e) REMOVAL. Any Director may be removed from office at any time, but only for cause, and only if removal is approved as set forth below.

          Except as may be provided otherwise by law, cause for removal shall be construed to exist only if: (i) the Director whose removal is proposed has been convicted of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal; (ii) such Director has been adjudicated by a court of competent jurisdiction to be liable for negligence or misconduct in the performance of his duty to the Corporation in a matter of substantial importance to the Corporation and such adjudication is no longer subject to direct appeal; (iii) such Director has become mentally incompetent, whether or not so adjudicated, which mental incompetency directly affects his ability as a Director of the Corporation; or (iv) such Director's actions or failure to act are deemed by the Board of Directors to be in derogation of the Director's duties.

     9. INDEMNIFICATION. Directors of the Corporation shall be indemnified as of right to the fullest extent now or hereafter permitted by law in connection with any actual or threatened civil, criminal, administrative or investigative action, suit or proceeding (whether brought by or in the name of the Corporation, a subsidiary, or otherwise) arising out of their service as a Director or in any other capacity to the Corporation or a subsidiary, or to another organization at the request of the Corporation or a subsidiary. Persons who are not Directors of the Corporation may be similarly indemnified in respect of such service to the extent authorized at any time by the Board of Directors of the Corporation. The Corporation may purchase and maintain insurance to protect itself and any such Director or other person against any liability asserted against him and incurred by him in respect of such service whether or not the Corporation would have the power to indemnify him against such liability by law or under the provisions of this paragraph. The provisions of this
Article 9 shall be applicable to actions, suits or proceedings, whether arising from acts or omissions occurring before or after the adoption hereof, and to Directors and other persons who have ceased to render such service, and shall inure to the benefit of the heirs and personal representatives of the Directors, and other persons referred to in this paragraph.

     10. LIMITATION OF DIRECTOR LIABILITY. No Director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for breach of the Director's fiduciary duty. However, this Article 10 shall not eliminate or limit the liability of a Director for any breach of duty, act or omission for which the elimination or limitation of liability is not permitted by the Tennessee Business Corporation Act, as amended from time to time. No amendment, alteration, modification or repeal of this Article 10 shall have any effect on the liability of any Director of the Corporation with respect to any act or omission of such Director occurring prior to such amendment, alteration, modification or repeal.

     11. BUSINESS COMBINATIONS. The Board of Directors shall not initiate, approve, adopt, or recommend any offer of any party other than the Corporation to make a tender or exchange offer for any equity security of the Corporation, or to engage in any Business Combination, as defined in paragraph (b) below, unless and until it shall have first evaluated the proposed offer and determined in its judgment that the proposed offer would be in compliance with all applicable laws. In evaluating a proposed offer to determine whether it would be in compliance with law, the Board of Directors shall consider all aspects of the proposed offer, including the manner in which the offer is proposed to be made, the documents proposed for the communication of the offer, and the effects and consequences of the offer if consummated, in light of the laws of the United States of America and affected states and foreign countries. In connection with this evaluation, the Board may seek and rely upon the opinion of independent legal counsel, and may test the legality of the proposed offer in any state, federal or foreign court or before any state, federal or foreign administrative agency which may have jurisdiction. If the Board of Directors determines in its judgment that a proposed offer would be in compliance with all applicable laws, the Board of Directors shall then evaluate the proposed offer and determine whether the proposed offer is in the best interests of the Corporation and its shareholders, and the Board of Directors shall not initiate, approve, adopt or recommend any such offer which in its judgment would not be in the best interests of the Corporation and its shareholders.

          (a) FACTORS. In evaluating a proposed offer to determine whether it would be in the best interests of the Corporation and its shareholders, the Board of Directors shall consider all factors which it deems relevant including:

               (i) The adequacy and fairness of the consideration to be received by the Corporation and its shareholders under the proposed offer, taking into account the trading price of the Corporation's stock immediately prior to the announcement of the proposed offer, the historical trading prices of the Corporation's stock, the price that might be achieved in a negotiated sale of the Corporation as a whole, premiums over the trading price of their securities which have been proposed or offered to other companies in the past in connection with similar offers, and the future prospects of the Corporation;

               (ii) The possible social and economic impact of the proposed offer and its consummation on the Corporation and its employees, customers and suppliers;

               (iii) The possible social and economic impact of the proposed offer and its consummation on the communities in which the Corporation and its subsidiaries operate or are located;

               (iv) The business and financial conditions and earning prospects of the offering party, including, but not limited to, debt service and other existing or likely financial obligations of the offering party;

               (v) The competence, experience and integrity of the offering party and its management; and

               (vi) The intentions of the offering party regarding the use of the assets of the Corporation to finance the transaction.

          (b) DEFINITION OF BUSINESS COMBINATION. For purposes of this Article, the term "Business Combination" shall mean:

               (i) Any merger or consolidation of the Corporation with or into another person or entity;

               (ii) The sale, exchange, lease, mortgage, pledge, transfer or other disposition (in a single transaction or a series of related transactions) of all or substantially all of the assets of the Corporation;

               (iii) The adoption of any plan or proposal for the liquidation or dissolution of the Corporation;

               (iv) Any transactions or series of related transactions having, directly or indirectly, the same effect as any of the foregoing;

               (v) Any agreement, contract or other arrangement providing for any of the transactions described in this definition of Business Combination.

     12. This Fourth Amended and Restated Charter supersedes the original Charter of the Corporation and all prior amendments and restatements thereto.


     DATED this ______ day of _____________, 1998.

                                APPENDIX B

                        ENERGY SEARCH, INCORPORATED

              STOCK OPTION AND RESTRICTED STOCK PLAN OF 1998


                                 SECTION 1

                  ESTABLISHMENT OF PLAN; PURPOSE OF PLAN

     1.1 ESTABLISHMENT OF PLAN. The Company hereby establishes the Stock Option and Restricted Stock Plan of 1998 (the "PLAN") for its directors, corporate and Subsidiary officers and other key employees. The Plan permits the grant or award of Options, Restricted Stock and Tax Benefit Rights.

     1.2 PURPOSE OF PLAN. The purpose of the Plan is to provide directors, officers and key employees of the Company and its Subsidiaries with an increased incentive to make significant contributions to the long-term performance and growth of the Company and its Subsidiaries, to join the interests of directors, officers and key employees with the interests of the Company's shareholders through the opportunity for increased stock ownership and to attract and retain directors, officers and key employees. The Plan is further intended to provide flexibility to the Company in structuring long-term incentive compensation to best promote the foregoing objectives. Within that context, the Plan is intended to provide performance-based compensation under Section 162(m) of the Code and shall be interpreted, administered and amended if necessary to achieve that purpose.


                                 SECTION 2

                                DEFINITIONS

     The following words have the following meanings unless a different meaning is plainly required by the context:

     2.1  "Act" means the Securities Exchange Act of 1934, as amended.

     2.2  "Board" means the Board of Directors of the Company.

     2.3 Unless otherwise defined in the grant or agreement applicable to an Incentive Award, "Change in Control" means (a) the failure of the Continuing Directors at any time to constitute at least a majority of the members of the Board; (b) the acquisition by any Person other than an Excluded Holder of beneficial ownership (within the meaning of Rule 13d-3 issued under the Act) of 20% or more of the outstanding Common Stock or the combined voting power of the Company's outstanding securities entitled to vote generally in the election of directors; (c) the approval by the shareholders of the Company of a reorganization, merger or consolidation, unless with or into a Permitted Successor; or (d) the approval by the shareholders of the Company of a complete liquidation or dissolution of the Company or the sale or disposition of all or substantially all of the assets of the Company other than to a Permitted Successor.

     2.4  "Code" means the Internal Revenue Code of 1986, as amended.

     2.5 "Committee" means the Executive Management and Compensation Committee of the Board or such other committee as the Board shall designate to administer the Plan. The Committee shall consist of at least two members of the Board who shall be "Non-Employee Directors" as defined below and "outside directors" as defined in the regulations issued under Section 162(m) of the Code.

     2.6 "Common Stock" means the Common Stock of the Company, no par value.

     2.7 "Company" means Energy Search, Incorporated, a Tennessee corporation, and its successors and assigns.

     2.8 "Competition" means participation, directly or indirectly, in the ownership, management, financing or control of any business that is the same as or similar to the present or future businesses of the Company or any Subsidiary. Such participation may be by way of employment, consulting services, directorship or officership. Ownership of less than 3% of the shares of any corporation whose shares are traded publicly on any national or regional stock exchange or over the counter shall not be deemed Competition.

     2.9 "Consensual Severance" means the voluntary termination of all employment by the Participant with the Company or any of its Subsidiaries that the Committee determines to be in the best interests of the Company.

     2.10 "Continuing Directors" mean the individuals constituting the Board as of the date this Plan was adopted and any subsequent directors whose election or nomination for election by the Company's shareholders was approved by a vote of 3/4 of the individuals who are then Continuing Directors, but specifically excluding any individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as the term is used in Rule 14a-11 of Regulation 14A issued under the Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.

     2.11 "Early Retirement" means the voluntary termination of all employment by a Participant with the written consent of the Committee after the Participant has attained 55 years of age and completed 10 years of service with the Company or any of its Subsidiaries.
                                      -2-

     2.12 "Employee Benefit Plan" means any plan or program established by the Company or a Subsidiary for the compensation or benefit of employees of the Company or any of its Subsidiaries.

     2.13 "Excluded Holder" means (a) any Person who at the time this Plan was adopted was the beneficial owner of 20% or more of the outstanding Common Stock; or (b) the Company, a Subsidiary or any Employee Benefit Plan of the Company or a Subsidiary or any trust holding Common Stock or other securities pursuant to the terms of an Employee Benefit Plan.

     2.14 "Incentive Award" means the award or grant of a Option, Restricted Stock or Tax Benefit Right to a Participant pursuant to the Plan.

     2.15 "Market Value" shall equal the mean of the highest and lowest sales prices of shares of Common Stock on the Nasdaq SmallCap Market (or any successor exchange that is the primary stock exchange for trading of Common Stock) on the date of grant, or if the Nasdaq SmallCap Market (or any such successor) is closed on that date, the last preceding date on which the Nasdaq SmallCap Market (or any such successor) was open for trading and on which shares of Common Stock were traded.

     2.16 "Non-Employee Director" shall have the meaning set forth in Rule 16b-3 under the Act as in effect from time to time.

     2.17 "Normal Retirement" means the voluntary termination of all employment by a Participant after the Participant has attained 62 years of age, or such other age as shall be determined by the Committee in its sole discretion or as otherwise may be set forth in the Incentive Award agreement or other grant document with respect to a Participant and a particular Incentive Award.

     2.18 "Option" means the right to purchase Common Stock at a stated price for a specified period of time. For purposes of the Plan, an Option may be either an incentive stock option within the meaning of Section 422(b) of the Code or a nonqualified stock option.

     2.19 "Participant" means a director, corporate officer or any key employee of the Company or its Subsidiaries who is granted an Incentive Award under the Plan.

     2.20 "Permitted Successor" means a company which, immediately following the consummation of a transaction specified in clauses (c) and
(d) of the definition of "Change in Control" above, satisfies each of the following criteria: (a) 50% or more of the outstanding common stock of the company and the combined voting power of the outstanding securities of the company entitled to vote generally in the election of directors (in each case determined immediately following the consummation of the applicable transaction) is beneficially owned, directly or indirectly, by all or substantially all of the Persons who were the beneficial owners of the Company's outstanding Common Stock and outstanding securities entitled to vote generally in the election of directors (respectively) immediately before the applicable transaction; (b) no Person other than an Excluded Holder beneficially owns, directly or indirectly, 20% or more of the outstanding common stock of the company or the combined voting power of the outstanding securities of the company entitled to vote generally in the election of directors (for these purposes the term Excluded Holder shall include the company, any subsidiary of the company and any employee benefit plan of the company or any such subsidiary or any trust holding common stock or other securities of the company pursuant to the terms of any such employee benefit plan); and (c) at least a majority of the board of directors is comprised of Continuing Directors.

     2.21 "Person" has the same meaning as set forth in Sections 13(d) and 14(d)(2) of the Act.

     2.22 "Restricted Period" means the period of time during which Restricted Stock awarded under the Plan is subject to restrictions. The Restricted Period may differ among Participants and may have different expiration dates with respect to shares of Common Stock covered by the same Incentive Award.

     2.23 "Restricted Stock" means Common Stock awarded to a Participant pursuant to Section 6 of the Plan.

     2.24 "Subsidiary" means any company or other entity of which 50% or more of the outstanding voting stock or voting ownership interest is directly or indirectly owned or controlled by the Company or by one or more Subsidiaries of the Company.

     2.25 "Tax Benefit Right" means any right granted to a Participant pursuant to Section 7 of the Plan.

     2.26 "Total Disability" means that the Participant, for physical or mental reasons, is unable to perform the essential functions of his or her duties for the Company for 120 consecutive days, or 180 days during any 12-month period.


                                 SECTION 3

                              ADMINISTRATION

     3.1 POWER AND AUTHORITY. The Committee shall administer the Plan. Except as limited in this Plan, the Committee shall have full power and authority to interpret the provisions of the Plan and Incentive Awards granted under the Plan, to supervise the administration of the Plan and the Incentive Awards granted under the Plan and to make all other determinations considered necessary or advisable under the Plan. All determinations, interpretations and selections made by the Committee regarding the Plan shall be final and conclusive. The Committee shall hold its meetings at such times and places as it deems advisable. Action may be taken by a written instrument signed by all of the members of the Committee, and any action so taken shall be fully as effective as if it had been taken at a meeting duly called and held. The Committee may delegate recordkeeping, calculation, payment and other ministerial administrative functions to individuals designated by the Committee, who may be employees of the Company or its Subsidiaries.

     3.2 GRANTS OR AWARDS TO PARTICIPANTS. In accordance with and subject to the provisions of the Plan, the Committee shall have the authority to determine all provisions of Incentive Awards as the Committee may deem necessary or desirable and as are consistent with the terms of the Plan, including, without limitation, the authority to: (a) determine whether and when Incentive Awards will be granted, the persons to be granted Incentive Awards, the amount of Incentive Awards to be granted to each person and the terms of the Incentive Awards to be granted; (b) determine and amend vesting schedules, if any; (c) permit delivery or withholding of stock in payment of the exercise price or to satisfy tax withholding obligations; and (d) waive any restrictions or conditions applicable to any Incentive Award. Incentive Awards shall be granted or awarded by the Committee, and Incentive Awards may be amended by the Committee consistent with the Plan, provided that no such amendment may become effective without the consent of the Participant, except to the extent that the amendment operates solely to the benefit of the Participant.

     3.3 INDEMNIFICATION OF COMMITTEE MEMBERS. Neither any member or former member of the Committee nor any individual to whom authority is or has been delegated shall be personally responsible or liable for any act or omission in connection with the performance of powers or duties or the exercise of discretion or judgment in the administration and implementation of the Plan. Each person who is or shall have been a member of the Committee shall be indemnified and held harmless by the Company from and against any cost, liability or expense imposed or incurred in connection with such person's or the Committee's taking or failing to take any action under the Plan. Each such person shall be justified in relying on information furnished in connection with the Plan's administration by any appropriate person or persons.


                                 SECTION 4

                        SHARES SUBJECT TO THE PLAN

     4.1  NUMBER OF SHARES.  Subject to adjustment as provided in Section
4.3 of the Plan, a maximum of 300,000 shares of Common Stock shall be available for Incentive Awards under the Plan. Such shares may be authorized but unissued shares.
                                      -5-

     4.2 LIMITATION UPON INCENTIVE AWARDS. No Participant shall be granted, during any calendar year, Incentive Awards with respect to more than 50% of the total number of shares of Common Stock available for Incentive Awards under the Plan set forth in Section 4.1 of the Plan, subject to adjustment as provided in Section 4.3 of the Plan.

     4.3 ADJUSTMENTS. If the number of shares of Common Stock outstanding changes by reason of a stock dividend, stock split, recapitalization, merger, consolidation, combination, exchange of shares or any other change in the corporate structure or shares of the Company, the aggregate number and class of shares available for grants or awards under the Plan, together with Option prices, award limits and other appropriate terms of this Plan, shall be appropriately adjusted. No fractional shares shall be issued pursuant to the Plan, and any fractional shares resulting from adjustments shall be eliminated from the respective Incentive Award, with an appropriate cash adjustment for the value of any Incentive Awards eliminated. If an Incentive Award is canceled, surrendered, modified, expires or is terminated during the term of the Plan but before the exercise or vesting of the Incentive Award in full, the shares subject to but not purchased or retained by the Participant under such Incentive Award shall be available for other Incentive Awards. If shares subject to and otherwise deliverable upon the exercise of an Incentive Award are surrendered to the Company in connection with the exercise or vesting of an Incentive Award, the surrendered shares subject to the Incentive Award shall be available for other Incentive Awards.


                                 SECTION 5

                                  OPTIONS

     5.1  GRANT.

          (a) OFFICERS AND EMPLOYEES. Except as set forth below for Non-Employee Directors, a Participant may be granted one or more Options under the Plan. Options shall be subject to such terms and conditions, consistent with the other provisions of the Plan, as shall be determined by the Committee in its sole discretion. The Committee may vary, among Participants and among Options granted to the same Participant, any and all of the terms and conditions of Options granted under the Plan. Subject to the limitation imposed by
     Section 4.2 of the Plan, the Committee shall have complete discretion in determining the number of Options granted to each Participant. The Committee may designate whether or not an Option is to be considered an incentive stock option as defined in Section 422(b) of the Code.

          (b) NON-EMPLOYEE DIRECTORS. Subject to the limitation imposed by Section 4.2 and the adjustments imposed by Section 4.3, an Option to purchase 2,500 shares of Common Stock shall be granted automatically on the date of the Company's 1998 Annual Meeting of Shareholders and an Option to purchase an additional 2,500 shares of common Stock shall be granted automatically on the date of each successive annual meeting thereafter to each director of the Company who is, at the close of each such annual meeting, a Non-Employee Director. In addition, each Non-Employee Director shall at the time of his or her initial election or appointment be granted an Option to purchase 2,500 shares of Common Stock. Options shall be granted at an option price equal to the fair market value of the Common Stock at the date of grant of the Option. Options granted to Non-Employee Directors shall not be treated as incentive stock options under
     Section 422(b) of the Code.

     5.2 OPTION AGREEMENTS. Each Option shall be evidenced by an Option agreement containing such terms and conditions, consistent with the provisions of the Plan, as the Committee from time to time determines. To the extent not covered by the Option agreement, the terms and conditions of this Section 5 shall govern.

     5.3 OPTION PRICE. The per share Option price shall be determined by the Committee. The per share Option price of any Option intended to qualify as an incentive stock option under Section 422(b) of the Code shall be equal to or greater than 100% of the Market Value on the date of grant.
The date of grant of an Option shall be the date the Option is authorized by the Committee or a future date specified by the Committee as the date for issuing the Option.

     5.4 MEDIUM AND TIME OF PAYMENT. The exercise price for each share purchased pursuant to an Option granted under the Plan shall be payable in cash or, if the Committee consents, in shares of Common Stock (including Common Stock to be received upon a simultaneous exercise). The time and terms of payment may be amended before or after exercise of an Option (a) by the Committee in its sole discretion, if the terms of such amendment are more favorable to the Participant, or (b) in all other cases, by the Committee with the consent of the Participant. The Committee may from time to time authorize payment of all or a portion of the Option price in the form of a promissory note or installments according to such terms as the Committee may approve. The Board may restrict or suspend the power of the Committee to permit such loans and may require that adequate security be provided.

     5.5 OPTIONS GRANTED TO TEN PERCENT SHAREHOLDERS. No Option granted to any Participant who at the time of such grant owns, together with stock attributed to such Participant under Section 424(d) of the Code, more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries may be designated as an incentive stock option, unless (a) such Option provides an exercise price equal to at least 110% of the Market Value of the Common Stock, and (b) the exercise of the Option after the expiration of five years from the date of grant of the Option is prohibited by its terms.
                                      -7-

     5.6 LIMITS ON EXERCISABILITY. Options shall be exercisable for such periods and upon such conditions as may be fixed by the Committee. Options intended to qualify as incentive stock options shall have terms not to exceed 10 years from the grant date. Other options shall have terms not to exceed 15 years from the grant date. The Committee may in its discretion require a Participant to continue service with the Company and its Subsidiaries for a certain length of time prior to an Option becoming exercisable and may eliminate such delayed vesting provisions. The Committee also may vary, among Participants and among Options granted to the same Participant, any and all of the terms and conditions of Options granted under the Plan.

     5.7  TRANSFERABILITY.

          (a) GENERAL. Unless the Committee otherwise consents or unless the terms of the Option agreement provide otherwise, no Option granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

          (b) OTHER RESTRICTIONS. The Committee may impose such restrictions on any shares of Common Stock acquired pursuant to the exercise of an Option under the Plan as it deems advisable, including, without limitation, restrictions intended to assure compliance with applicable federal or state securities laws.


     5.8  TERMINATION OF EMPLOYMENT OR DIRECTORSHIP.

          (a) GENERAL. If a Participant ceases to be employed by or a director of the Company or one of its Subsidiaries for any reason other than the Participant's death, Total Disability, termination for cause or any additional provision as determined by the Committee, the Participant may exercise an Option for a period of 90 days after such termination of employment or directorship, but only to the extent the Participant was entitled to exercise the Option on the date of termination and would be entitled to exercise the Option if employed (or serving as a director) at the date of exercise, unless the Committee otherwise consents or the terms of the Option agreement provide otherwise. For purposes of the Plan, the following shall not be deemed a termination of employment: (i) a transfer of employment among the Company and its Subsidiaries; (ii) a leave of absence, duly authorized in writing by the Company, for military service or for any other purpose approved by the Company if the period of such leave does not exceed 90 days; (iii) a leave of absence in excess of 90 days, duly authorized in writing by the Company, provided the employee's right to reemployment is guaranteed either by statute or contract; or
     (iv) a termination of employment with continued service as an officer or director. For purposes of the Plan, termination of employment shall be considered to occur on the date on which the employee is no longer obligated to perform services for the Company or any of its Subsidiaries and the employee's right to reemployment is not guaranteed either by statute or contract, regardless of whether the employee continues to receive compensation from the Company or any of its Subsidiaries after such date.

          (b) DEATH. If a Participant dies either while an employee or director of the Company or one of its Subsidiaries, or dies after termination of employment or directorship other than for cause and other than as a result of voluntary termination but during the time when the Participant could have exercised an Option under the Plan, the Option issued to such Participant shall be exercisable by the personal representative of such Participant or other successor to the interest of the Participant for a period of one year after the Participant's death, but only to the extent that the Participant was entitled to exercise the Option on the date of death or termination of employment or directorship, whichever first occurred, and would be entitled to exercise the Option if employed at the date of exercise, unless the Committee otherwise consents or the terms of the Option agreement provide otherwise.

          (c) TOTAL DISABILITY. If a Participant ceases to be an employee or a director of the Company or one of its Subsidiaries due to the Participant's Total Disability, the Participant may exercise an Option for a period of one year following such termination of employment, but only to the extent the Participant was entitled to exercise the Option on the date of such event, unless the Committee otherwise consents or the terms of the Option agreement provide otherwise.

          (d) ADDITIONAL PROVISIONS IN OPTION AGREEMENTS. The Committee may, in its sole discretion, provide by resolution or by including provisions in any Option agreement entered into with a Participant that the Participant may exercise any outstanding options upon termination due to Early Retirement, Normal Retirement or Consensual Severance for a period of time after such termination as may be determined by the Committee, PROVIDED that (i) such period may not extend beyond the earlier of three years after the date of termination or the date on which the Options expire by their terms, (ii) the Participant may exercise the Option only to the extent the Participant was entitled to exercise the Option on the date of termination, and
     (iii) the Participant shall have no further right to exercise any Options after termination due to Early Retirement, Normal Retirement or Consensual Severance if the Committee determines the Participant has entered into Competition with the Company.

          (e) VOLUNTARY TERMINATION. Except as provided in Section 5.8(d), if a Participant voluntarily terminates employment with the Company or one of its Subsidiaries, the Participant shall have no further right to exercise any Option previously granted, unless the terms of the Option Agreement provide otherwise.

          (f) TERMINATION FOR CAUSE. If a Participant is terminated for cause, the Participant shall have no further right to exercise any outstanding unexercised Option issued under the Plan.

          (g) SUSPENSION OF EXERCISABILITY. If the Participant receives notice from the Company that the Participant may be terminated for cause, the Participant shall have no right to exercise any Options previously granted for a period of 60 days from the receipt of such notice. If the Participant is terminated for cause within such 60-day period, the Participant shall have no further right to exercise any Option previously granted. If the Participant is not terminated for cause within the 60-day period, the provisions of the Option agreement and the Plan shall continue to apply to the exercisability of the Participant's Options.


                                 SECTION 6

                             RESTRICTED STOCK

     6.1 GRANT. A Participant may be granted Restricted Stock under the Plan. Restricted Stock shall be subject to such terms and conditions, consistent with the other provisions of the Plan, as shall be determined by the Committee in its sole discretion. Restricted Stock shall be awarded on the condition that the Participant remain in the employ of the Company or one of its Subsidiaries during the Restricted Period. Such condition shall have no effect on the right of the Company or any Subsidiary to terminate the Participant's employment at any time. No payment is required from a Participant for an award of Restricted Stock.

     6.2 RESTRICTED STOCK AGREEMENTS. Each award of Restricted Stock shall be evidenced by a Restricted Stock agreement containing such terms and conditions, consistent with the provisions of the Plan, as the Committee from time to time determines.

     6.3  TERMINATION OF EMPLOYMENT OR DIRECTORSHIP.

          (a) GENERAL. If a Participant ceases to be employed by or a director of the Company or one of its Subsidiaries for any reason other than the Participant's death, Total Disability or any other additional provisions as determined by the Committee pursuant to
     Section 6.3(c), then any shares of Restricted Stock still subject to restrictions on the date of such termination automatically shall be forfeited and returned to the Company. For purposes of the Plan, the following shall not be deemed a termination of employment: (i) a transfer of employment among the Company and its Subsidiaries; (ii) a leave of absence, duly authorized in writing by the Company, for military service or for any other purpose approved by the Company if the period of such leave does not exceed 90 days; (iii) a leave of absence in excess of 90 days, duly authorized in writing by the Company, provided the employee's right to reemployment is guaranteed either by statute or contract; or (iv) a termination of employment with continued service as an officer or director. For purposes of the Plan, termination of employment shall be considered to occur on the date on which the employee is no longer obligated to perform services for the Company or any of its Subsidiaries and the employee's right to reemployment is not guaranteed either by statute or contract, regardless of whether the employee continues to receive compensation from the Company or any of its Subsidiaries after such date.

          (b) DEATH OR TOTAL DISABILITY. Unless the terms of the Restricted Stock agreement or grant provide otherwise, in the event a Participant terminates employment or directorship with the Company or one of its Subsidiaries because of death or Total Disability during the Restricted Period, the restrictions applicable to the shares of Restricted Stock automatically shall terminate and the Restricted Stock shall vest as of the date of termination.

          (c) ADDITIONAL PROVISIONS AS DETERMINED BY COMMITTEE. The Committee may, in its sole discretion, provide provisions in any Restricted Stock agreement permitting, or by resolution approve, vesting of all or part of any Restricted Stock awarded to a Participant upon termination due to Early Retirement, Normal Retirement, Consensual Severance or a Change in Control.

     6.4  RESTRICTIONS ON TRANSFERABILITY.

          (a) GENERAL. Unless the Committee otherwise consents or unless the terms of the Restricted Stock agreement provide otherwise, shares of Restricted Stock shall not be sold, exchanged, transferred, pledged or otherwise disposed of by a Participant during the Restricted Period other than to the Company pursuant to subsection 6.3 or 6.4(b) or by will or the laws of descent and distribution.

          (b) SURRENDER TO THE COMPANY. If any sale, exchange, transfer, pledge or other disposition, voluntary or involuntary, of Restricted Stock that has not vested shall be made or attempted during the Restricted Period, except as provided above in subsections 6.3 and 6.4(a), the Participant's right to the Restricted Stock immediately shall cease and terminate, and the Participant promptly shall forfeit and surrender to the Company all such Restricted Stock.

          (c) OTHER RESTRICTIONS. The Committee may impose other restrictions on any Restricted Stock as the Committee deems advisable.

     6.5 RIGHTS AS A SHAREHOLDER. During the Restricted Period, a Participant shall have all rights of a shareholder with respect to his Restricted Stock, including (a) the right to vote any shares at shareholders' meetings; (b) the right to receive, without restriction, all cash dividends paid with respect to such Restricted Stock; and (c) the right to participate with respect to such Restricted Stock in any stock dividend, stock split, recapitalization or other adjustment in the Common Stock of the Company or any merger, consolidation or other reorganization involving an increase or decrease or adjustment in the Common Stock of the Company. Any new, additional or different shares or other security received by the Participant pursuant to any such stock dividend, stock split, recapitalization or reorganization shall be subject to the same terms, conditions and restrictions as those relating to the Restricted Stock for which such shares were received.

     6.6  DEPOSIT OF CERTIFICATES; LEGENDING OF RESTRICTED STOCK.

          (a) DEPOSIT OF CERTIFICATES. Any certificates evidencing shares of Restricted Stock awarded pursuant to the Plan shall be registered in the name of the relevant Participant and deposited, together with a stock power endorsed in blank, with the Company. In the discretion of the Committee, any such certificates may be deposited in a bank designated by the Committee or delivered to the Participant. Certificates for shares of Restricted Stock that have vested shall be delivered to the Participant upon request within a reasonable period of time. The Participant shall sign all documents necessary or appropriate to facilitate such delivery.

          (b) LEGEND. Any certificates evidencing shares of Restricted Stock awarded pursuant to the Plan shall bear the following legend:

          This certificate is held subject to the terms and conditions contained in a restricted stock agreement that includes a prohibition against the sale or transfer of the stock represented by this certificate except in compliance with that agreement, and that provides for forfeiture upon certain events. A copy of that agreement is on file in the office of the Corporation.

     6.7 RESALE. The Participant shall agree not to resell or redistribute such Restricted Stock after the Restricted Period except upon such conditions as the Company reasonably may specify to ensure compliance with federal and state securities laws.

                                 SECTION 7

                            TAX BENEFIT RIGHTS

     7.1 GRANT. A Participant may be granted Tax Benefit Rights under the Plan to encourage a Participant to exercise Options and provide certain tax benefits to the Company. A Tax Benefit Right entitles a Participant to receive from the Company or a Subsidiary a cash payment not to exceed the amount calculated by multiplying the ordinary income, if any, realized by the Participant for federal tax purposes as a result of the exercise of a non-qualified stock option, or the disqualifying disposition of shares acquired under an incentive stock option, by the maximum federal income tax rate (including any surtax or similar charge or assessment) for corporations, plus any other applicable state and local tax against which the Company is entitled to a deduction or credit by reason of exercise of the Option or the disqualifying disposition.

     7.2 RESTRICTIONS. A Tax Benefit Right may be granted only with respect to an Option issued and outstanding or to be issued under the Plan or any other Plan of the Company or its Subsidiaries that has been approved by the shareholders as of the effective date of the Plan and may be granted concurrently with or after the grant of the Option. Such rights with respect to outstanding Options shall be issued only with the consent of the Participant if the effect would be to disqualify an incentive stock option, change the date of grant or the exercise price or otherwise impair the Participant's existing Options.

     7.3 TERMS AND CONDITIONS. The Committee shall determine the terms and conditions of any Tax Benefit Rights granted and the Participants to whom such rights will be granted with respect to Options under the Plan or any other plan of the Company and those terms and conditions shall be set forth in written agreements. The Committee may amend, cancel, limit the term of, or limit the amount payable under a Tax Benefit Right at any time before the exercise of the related stock option, unless otherwise provided under the terms of the Tax Benefit Right. The net amount of a Tax Benefit Right, subject to withholding, may be used to pay a portion of the Option price, unless otherwise provided by the Committee.


                                 SECTION 8

                             CHANGE IN CONTROL

     Without in any way limiting the Committee's discretion, the Committee may include in any Incentive Award provisions for acceleration of any vesting or other similar requirements or for the elimination of any restrictions upon Incentive Awards upon a Change in Control of the Company. The Committee may also include provisions for Participants to receive cash in lieu of outstanding Options upon a Change in Control of the Company.

                                 SECTION 9

                            GENERAL PROVISIONS

     9.1 NO RIGHTS TO AWARDS. No Participant or other person shall have any claim to be granted any Incentive Award, and there is no obligation of uniformity of treatment of employees, Participants or holders or beneficiaries of Incentive Awards. The terms and conditions of the Incentive Awards of the same type and the determination of the Committee to grant a waiver or modification of any Incentive Award and the terms and conditions thereof need not be the same with respect to each Participant.

     9.2  WITHHOLDING.  The Company or a Subsidiary shall be entitled to
(a) withhold and deduct from future wages of a Participant (or from other amounts that may be due and owing to a Participant from the Company or a Subsidiary), or make other arrangements for the collection of, all amounts deemed necessary to satisfy any and all federal, state and local withholding and employment-related tax requirements attributable to an Incentive Award, including, without limitation, the grant, exercise or vesting of, or payment of dividends with respect to, an Incentive Award or a disqualifying disposition of Common Stock received upon exercise of an incentive stock option; or (b) require a Participant promptly to remit the amount of such withholding to the Company before taking any action with respect to an Incentive Award. Unless the Committee determines otherwise, withholding may be satisfied by withholding Common Stock to be received upon exercise or by delivery to the Company of previously owned Common Stock.

     9.3 COMPLIANCE WITH LAWS; LISTING AND REGISTRATION OF SHARES. All Incentive Awards granted under the Plan (and all issuances of Common Stock or other securities under the Plan) shall be subject to applicable laws, rules and regulations, and to the requirement that if at any time the Committee determines, in its sole discretion, that the listing, registration or qualification of the shares covered thereby upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Incentive Award or the issue or purchase of shares thereunder, such Incentive Award may not be exercised in whole or in part, or the restrictions on such Incentive Award shall not lapse, unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

     9.4 NO LIMIT ON OTHER COMPENSATION ARRANGEMENTS. Nothing contained in the Plan shall prevent the Company or any Subsidiary from adopting or continuing in effect other or additional compensation arrangements, including the grant of options and other stock-based awards, and such arrangements may be either generally applicable or applicable only in specific cases.

     9.5 NO RIGHT TO EMPLOYMENT. The grant of an Incentive Award shall not be construed as giving a Participant the right to be retained in the employ or directorship of the Company or any Subsidiary. The Company or any Subsidiary may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any written agreement with a Participant.

     9.6 GOVERNING LAW. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Tennessee and applicable federal law.

     9.7 SEVERABILITY. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.


                                SECTION 10

                  EFFECTIVE DATE AND DURATION OF THE PLAN

     This Plan shall take effect April 13, 1998, which is the day of approval by the Board of Directors, provided, that any Incentive Awards granted prior to shareholder approval shall be subject to approval of the Plan by the Company's shareholders at a regular or special meeting. Unless earlier terminated by the Board of Directors, no Incentive Award shall be granted under this Plan after April 12, 2008.


                                SECTION 11

                         TERMINATION AND AMENDMENT

     The Board may terminate the Plan at any time, or may from time to time amend the Plan, provided that no such amendment may impair any outstanding Incentive Award without the consent of the Participant, except according to the terms of the Incentive Award. No termination, amendment or modification of the Plan shall become effective with respect to any Incentive Award previously granted under the Plan without the prior written consent of the Participant holding such Incentive Award unless such amendment or modification operates solely to the benefit of the Participant.

                                APPENDIX C


                         INDEMNIFICATION AGREEMENT


          THIS INDEMNIFICATION AGREEMENT (the "AGREEMENT") is made as of ___________ 1998, by and between ENERGY SEARCH, INCORPORATED, a Tennessee corporation (the "CORPORATION"), and _________________________
("INDEMNITEE").


          It is essential to the Corporation to attract and retain as directors and executive officers the most capable persons available. The substantial increase in corporate litigation subjects directors and executive officers to expensive litigation risks at the same time that the availability and coverage of directors and officers liability insurance has been limited. It is the express policy of the Corporation to indemnify its directors and executive officers so as to provide them with the maximum possible protection permitted by law, and in furtherance of that policy and in consideration of Indemnitee's agreement to serve as a director or executive officer of the Corporation, the parties are entering into this Agreement.


          ACCORDINGLY, the parties agree as follows:


     SECTION 1.     DEFINITIONS.  As used in this Agreement:

          (a) "Expenses" means all costs, expenses and obligations paid or incurred in connection with investigating, litigating, being a witness in, defending or participating in, or preparing to litigate, defend, be a witness in or participate in any matter that is the subject of a Proceeding (as defined below), including attorneys' and accountants' fees and court costs.

          (b) "Proceeding" means any threatened, pending or completed action, suit or proceeding, or any inquiry or investigation, whether brought by or in the right of the Corporation or otherwise and whether of a civil, criminal, administrative or investigative nature, and whether formal or informal, in which Indemnitee may be or may have been involved as a party or otherwise by reason of the fact that Indemnitee is or was a director, officer, employee, agent or fiduciary of the Corporation, or by reason of any action taken by Indemnitee or any inaction on Indemnitee's part while acting as a director, officer, employee, agent or fiduciary of the Corporation, or by reason of the fact that Indemnitee is or was serving at the request of the Corporation as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise.

          (c) "Resolution Costs" includes any amount paid in connection with a Proceeding in satisfaction of a judgment, fine, penalty or any amount paid in settlement.


     SECTION 2. AGREEMENT TO SERVE. Indemnitee agrees to serve as a director or officer of the Corporation for so long as Indemnitee is duly elected or appointed or until the tender of Indemnitee's written resignation.


     SECTION 3. INDEMNIFICATION. The Corporation shall indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee in connection with any Proceeding. Additionally, the Corporation shall indemnify Indemnitee against all Resolution Costs actually and reasonably incurred by Indemnitee in connection with any Proceeding. It is the intent of the parties to provide Indemnitee, to the fullest extent allowed by law as now or later enacted or interpreted, with indemnification against any Expenses and Resolution Costs incurred by Indemnitee in connection with any Proceeding. To the extent a change in the laws Tennessee (whether by statute or judicial decision) permits greater indemnification, either by agreement or otherwise, than presently provided by law or this Agreement, it is the intent of the parties that Indemnitee shall enjoy by this Agreement the greater benefits afforded by the change. Notwithstanding the foregoing, no indemnification shall be made under this Agreement:

          (a) with respect to remuneration paid to Indemnitee if the remuneration was in violation of law;

          (b) on account of Indemnitee's conduct that was knowingly fraudulent, deliberately dishonest or willful misconduct;

          (c) on account of Indemnitee's conduct that was in bad faith, that Indemnitee did not reasonably believe to be in (in the case of Indemnitee's conduct in an official capacity) or not opposed to (in the case of Indemnitee's conduct in other than an official capacity) the best interests of the Corporation or its shareholders, or that produced an unlawful personal benefit;

          (d) with respect to a criminal proceeding if Indemnitee had no reasonable cause to believe that Indemnitee's conduct was unlawful;

          (e) if a final decision by a court having jurisdiction in the matter determines that indemnification under this Agreement is not lawful; or

          (f) in connection with any Proceeding initiated by Indemnitee against the Corporation or any director, officer, employee, agent or fiduciary of the Corporation (in such capacity) unless the Corporation has joined in or consented to the initiation of the Proceeding or such Proceeding relates to the enforcement by Indemnitee of Indemnitee's rights under this Agreement.


     SECTION 4.     PAYMENT OF INDEMNIFICATION.

          (a) Expenses incurred by Indemnitee and subject to indemnification under Section 3 above shall be paid directly by the Corporation or reimbursed to Indemnitee within five (5) days after the receipt of a written request of Indemnitee setting forth in reasonable detail the amount requested and accompanied by copies of relevant invoices or other documentation. Resolution Costs incurred by Indemnitee and subject to indemnification under Section 3 above shall be paid directly by the Corporation or reimbursed to Indemnitee within thirty (30) days after the receipt of a written request of Indemnitee setting forth in reasonable detail the amount requested and accompanied by relevant invoices or other documentation. Indemnitee's request for indemnification must be accompanied by a signed certificate that Indemnitee in good faith believes that he or she is entitled to indemnification in accordance with the requirements of this Agreement. If Indemnitee certifies that Indemnitee in good faith believes that he or she is entitled to indemnification under this Agreement, Indemnitee will be deemed to have met the necessary standard of conduct unless and until it is determined by a final judgment or other final adjudication that Indemnitee is not entitled to indemnification.

          (b) Indemnitee agrees to promptly repay any amounts paid or advanced under this Agreement to the extent that it is ultimately determined in accordance with Section 4(a) above that Indemnitee is not entitled to indemnification of such amounts under this Agreement and amounts advanced to cover Expenses which Indemnitee does not in fact incur.

          (c) The Corporation shall take all actions necessary to enable it to indemnify Indemnitee under this Agreement. The right to indemnification payments as provided by this Agreement shall be enforceable by Indemnitee in any court of competent jurisdiction. The burden of proving that indemnification is not permitted by this Agreement shall be on the Corporation or on the person challenging the indemnification. Neither the failure of the Corporation, including its Board of Directors, to have made a determination before the commencement of any Proceeding that indemnification is proper, nor an actual determination by the Corporation, including its Board of Directors or legal counsel, that indemnification is not proper, shall bar an action by Indemnitee to enforce this Agreement or create a presumption that Indemnitee is not entitled to indemnification under this Agreement. Expenses incurred by Indemnitee in connection with successfully establishing Indemnitee's right to indemnification, in whole or in part, also shall be fully reimbursed by the Corporation.


     SECTION 5.     DEFENSE OF CLAIM.

          (a) The Corporation, jointly with any other indemnifying party, shall be entitled to assume the defense of any Proceeding as to which Indemnitee requests indemnification. After notice from the Corporation to Indemnitee of its election to assume the defense of a Proceeding, the Corporation shall not be liable to Indemnitee under this Agreement for any legal or other Expenses subsequently incurred by Indemnitee in connection with the defense of such matter other than reasonable costs of investigation or as otherwise provided in Section 5(c) below.

          (b) Except as provided in Section 5(c) below, the Corporation need not, in any action or actions, employ or approve the employment of more than one counsel to represent Indemnitee and any other director, officer or other party entitled to indemnification pursuant to an agreement similar to this Agreement or otherwise.

          (c) Indemnitee may employ his or her own counsel in a Proceeding and be indemnified therefor if (i) the Corporation approves, in writing, the employment of such counsel, or (ii) either (A) Indemnitee reasonably has concluded that there are conflicts of interest between the Corporation and Indemnitee or between Indemnitee and other parties represented by counsel employed by the Corporation to represent Indemnitee in the Proceeding, or (B) the Corporation has not employed counsel to assume the defense of the Proceeding.


     SECTION 6. PARTIAL INDEMNIFICATION; SUCCESSFUL DEFENSE. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Corporation for some or a portion of the Expenses or Resolution Costs actually and reasonably incurred by Indemnitee but not, however, for the total amount, the Corporation nevertheless shall indemnify Indemnitee for the portion of the Expenses or Resolution Costs to which Indemnitee is entitled. Moreover, notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any or all claims relating in whole or in part to a Proceeding or in defense of any issue or matter in a Proceeding, including dismissal with or without prejudice, Indemnitee shall be indemnified against all Expenses incurred in connection with that Proceeding.

     SECTION 7. CONSENT. Neither party may settle any Proceeding without the other's written consent, and the Corporation shall not be liable to indemnify Indemnitee under this Agreement for amounts paid in settlement of a Proceeding made without the Corporation's written consent. Neither the Corporation nor Indemnitee will unreasonably withhold consent to any proposed settlement.


     SECTION 8. SEVERABILITY. If this Agreement or any portion of this Agreement (including any provision within a single section, subsection or sentence) shall be held to be invalid, void or otherwise unenforceable on any ground by any court of competent jurisdiction, the Corporation nevertheless shall indemnify Indemnitee as to any Expenses or Resolution Costs with respect to any Proceeding to the full extent permitted by law or any applicable portion of this Agreement that shall not have been invalidated, declared void or otherwise held to be unenforceable.


     SECTION 9. INDEMNIFICATION HEREUNDER NOT EXCLUSIVE. The indemnification provided by this Agreement shall be in addition to any other rights that Indemnitee may be entitled under the Corporation's charter or bylaws, any agreement, any vote of shareholders or the Board of Directors, the corporate statutes of Tennessee or otherwise.


     SECTION 10. NO PRESUMPTION. For purposes of this Agreement, the termination of any claim, action, suit or proceeding, by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.


     SECTION 11. SUBROGATION. In the event of payment under this Agreement, the Corporation shall be subrogated to the extent of the payment to all of the rights of recovery of Indemnitee, who shall execute all documents required and shall do everything that may be necessary to secure those rights, including the execution of all documents necessary to enable the Corporation to effectively bring suit to enforce those rights.


     SECTION 12. NO DUPLICATION OF PAYMENT. The Corporation shall not be liable under this Agreement to make any payment to the extent Indemnitee has otherwise actually received payment (under any insurance policy, bylaw or otherwise) of the amounts otherwise indemnifiable under this Agreement.


     SECTION 13. NOTICE. Indemnitee shall, as a condition precedent to his or her right to be indemnified under this Agreement, give to the
                                      -5-

Corporation notice in writing as soon as practicable of any claim for which indemnity will or could be sought under this Agreement. Notice to the Corporation shall be directed to Energy Search, Incorporated, 280 Fort Sanders West Boulevard, Suite 200, Knoxville, Tennessee 37922, Attention:
Richard S. Cooper (or to any other individual or address that the Corporation designates in writing to Indemnitee). Notice shall be deemed received three (3) days after the date postmarked if sent by prepaid mail properly addressed. In addition, Indemnitee shall give the Corporation any information and cooperation that it may reasonably require and is within Indemnitee's power to give.


     SECTION 14. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall constitute an original, and all of which taken together shall constitute a single document.


     SECTION 15. CONTINUATION OF INDEMNIFICATION. The indemnification rights provided to Indemnitee under this Agreement shall continue after Indemnitee has ceased to be a director, officer, employee, agent or fiduciary of the Corporation or any other corporation, partnership, joint venture, trust or other enterprise that Indemnitee served in any of those capacities at the request of the Corporation.


     SECTION 16. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the Corporation and Indemnitee and their respective successors and assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Corporation, spouses, heirs, and personal and legal representatives.


     SECTION 17. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Tennessee applicable to contracts made and to be performed in that state without giving effects to the principles of conflicts of laws.


     SECTION 18. LIABILITY INSURANCE. To the extent the Corporation maintains an insurance policy or policies providing directors' and officers' liability insurance, Indemnitee shall be covered by the policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any director, officer, employee, agent or fiduciary of the Corporation.


     SECTION 19. AMENDMENTS; WAIVER. No supplement, modification, amendment or waiver of this Agreement or any of its terms shall be binding unless executed in writing by all of the parties to this Agreement or, in the case of waiver, by the party against whom the waiver is asserted. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement (whether or not similar) nor shall any waiver constitute a continuing waiver.


     The parties have executed this Agreement as of the date stated in the first paragraph of this Agreement.


                              ENERGY SEARCH, INCORPORATED


                              By

                                   Its


                              INDEMNITEE

                                APPENDIX D


                                  [FRONT]
PROXY                                                                 PROXY

                        ENERGY SEARCH, INCORPORATED
                      280 FORT SANDERS WEST BOULEVARD
                                 SUITE 200
                        KNOXVILLE, TENNESSEE 37922

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned shareholder hereby appoints Charles P. Torrey, Richard
S. Cooper and Robert L. Remine, and each of them, each with full power of substitution, proxies to represent the shareholder listed on the reverse side of this Proxy and to vote all shares of Common Stock of Energy Search, Incorporated that the shareholder would be entitled to vote on all matters which come before the Annual Meeting of Shareholders to be held at the GettysVue Golf Club, 9317 Links Vue Drive, Knoxville, Tennessee, on Wednesday, June 17, 1998, at 10:00 a.m., local time, and any adjournment of that meeting.

     IF THIS PROXY IS PROPERLY EXECUTED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES NAMED ON THIS PROXY AS DIRECTORS AND FOR APPROVAL OF EACH PROPOSAL IDENTIFIED ON THIS PROXY. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS THAT MAY COME BEFORE THE MEETING.

                  PLEASE MARK, SIGN, DATE AND RETURN THIS
                PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.
               (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

                                  [BACK]

                        ENERGY SEARCH, INCORPORATED
PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.  [X]

1.     ELECTION OF DIRECTORS-                                          For All
     Nominees: Charles P. Torrey, Jr. Richard         For     Withheld  Except
     S. Cooper, Robert L. Remine,                     [ ]        [ ]      [ ]
     Kim A. Walbe, and Douglas A. Yoakley
     (INSTRUCTION:  TO WITHHOLD AUTHORITY TO
     VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE
     THROUGH THAT NOMINEE'S NAME IN THE LIST
     ABOVE.)

     Your Board of Directors Recommends that
     You Vote
          FOR ALL NOMINEES

2.   Proposal to increase authorized common           For    Against    Abstain
     stock                                            [ ]      [ ]        [ ]

     Your Board of Directors Recommends that
          You Vote FOR this Proposal

3.   Proposal to authorize a class of                 For    Against    Abstain
     preferred stock                                  [ ]      [ ]        [ ]

     Your Board of Directors Recommends that
          You Vote FOR this Proposal

4.   Proposal to add provisions in the                For    Against    Abstain
     Company's charter concerning Board of            [ ]      [ ]        [ ]
     Directors

     Your Board of Directors Recommends that
          You Vote FOR this Proposal

5.   Proposal to adopt indemnification                For    Against    Abstain
     provision in the Company's charter               [ ]      [ ]        [ ]

     Your Board of Directors Recommends that
          You Vote FOR this Proposal

6.   Proposal to consider certain factors             For    Against    Abstain
     when confronted with business                    [ ]      [ ]        [ ]
     combinations

     Your Board of Directors Recommends that
          You Vote FOR this Proposal

7.   Proposal to adopt Stock Option and               For    Against    Abstain
     Restricted Stock Plan of 1998                    [ ]      [ ]        [ ]

     Your Board of Directors Recommends that
          You Vote FOR this Proposal

8.   Proposal to adopt form of                        For    Against    Abstain
     Indemnification Agreement                        [ ]      [ ]        [ ]

     Your Board of Directors Recommends that
          You Vote FOR this Proposal

                                                    Dated:              , 1998


                                                    Signature of Shareholder(s)

                                                    IMPORTANT -- Please sign
                                                    exactly as your name(s)
                                                    appears on this Proxy.  When
                                                    signing on behalf of a
                                                    corporation, partnership,
                                                    estate or trust, indicate
                                                    title or capacity of person
                                                    signing.  IF SHARES ARE HELD
                                                    JOINTLY, EACH HOLDER SHOULD
                                                    SIGN.